Exhibit 10.18



                      INVESTMENT AGREEMENT


           $2,000,000 SENIOR SUBORDINATED CONVERTIBLE
                    PROMISSORY NOTE DUE 2001

                            BETWEEN

            RETAIL & RESTAURANT GROWTH CAPITAL, L.P.

                              AND

                    THE QUIZNO'S CORPORATION





                       DECEMBER 31, 1996




                       TABLE OF CONTENTS

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Table of Contents.

                                                              Page

Recitals                                                        1

Article 1-Amount and Terms of the Loan                          1

          1.1 The Loan                                          1
          1.2 The Note                                          1
          1.3 Subordination                                     1
          1.4 Use of Proceeds                                   2
          1.5 Security for Obligations                          2

Article 2-Closing                                               2

          2.1  Closing                                          2

Article 3-Representations and Warranties                        2

          3.1  Organization, Standing, etc. of the Company       3
          3.2  Capitalization; Ownership of Company              3
          3.3  Subsidiaries                                      3
          3.4  Reservation of Common Stock                       4
          3.5  Authorization; Compliance with Other Instruments  4
          3.6  Financial Information; Disclosure, etc.           4
          3.7  Licenses; Franchises, etc                         4
          3.8  Tax Returns and Payments                          5
          3.9  Indebtedness, Liens and Investments, and Leases
                of Personal Property                             5
          3.10 Title to Properties; Liens                        5
          3.11 Litigation, etc.                                  6
          3.12 Governmental Consent                              6
          3.13 Employee Retirement Income Security Act of 1974   6
          3.14 Environmental Matters                             7
          3.15 Intellectual Property                             8
          3.16 Insurance                                         8
          3.17 Competitors                                       8
          3.18 Senior Management Compensation                    8
          3.19 Clubs, Airplanes and Motor Vehicles               9
          3.20 Customers and Suppliers                           9
          3.21 Contracts                                         9
          3.22 Management Practices                             10
          3.23 Inventories; Receivables                         10
          3.24 Good Repair                                      11
          3.25 Payables                                         11
          3.26 Corporate Documents; Minute Books                11
          3.27 Disclosure                                       11
          3.28 Offering                                         11
          3.29 Employees' Violations of Prior Agreements        11
          3.30 Powers of Attorney                               11
          3.31 Information Provided to SEC                      11
          3.32 Compliance With Laws                             12
          3.33 Conflicts of Interest                            12
          3.34 Transactions with Affiliates                     12

Article 4-Conditions of Lending                                 12

          4.1  The Note                                         12
          4.2  Opinions and Certificates                        12
          4.3  Small Business Administration Documentation      13
          4.4  No Default; Representations and Warranties, etc. 13
          4.5  Payment of Financing Fee                         13
          4.6  Fees and Expenses                                13
          4.7  Stockholders Agreement                           13
          4.8  Pledge Agreement                                 13
          4.9  Security Agreement; UCC Financing Statements     13
          4.10 Registration Rights Agreement                    14
          4.11 Waiver of First Refusal Rights                   14
          4.12 Consent of Third Parties                         14
          4.13 Retirement of Indebtedness                       14
          4.14 Retirement of Schaden Loans                      14

Article 5-Affirmative Covenants                                 14

          5.1  Financial Statements, etc.                       15
          5.2  Inspection                                       16
          5.3  Accounting System                                17
          5.4  Legal Existence; Compliance with Laws, etc.      17
          5.5  Insurance                                        17
          5.6  Payment of Taxes                                 18
          5.7  Payment of Other Indebtedness, etc.              18
          5.8  Further Assurances                               18
          5.9  Additional Information                           18
          5.10 Compliance with ERISA                            18
          5.11 Securities Filings After Closing                 19
          5.12 Reimbursement of Expenses                        19
          5.13 Reservation of Common Stock                      19

Article 6-Negative Covenants                                    19

          6.1  Prepayment of Indebtedness                       19
          6.2  Mortgages, Liens, etc.                           19
          6.3  Loan, Guarantees and Investments                 20
          6.4  Sale of Assets                                   21
          6.5  Dividends, Distributions, etc.                   21
          6.6  Creation and Acquisition of Subsidiaries         21
          6.7  Mergers and Consolidations                       21
          6.8  Issuance of Stock to Officers, Directors
                and Employees                                   22
          6.9  Capital Expenditures                             22
          6.10 Transactions with Affiliates                     22
          6.11 Environmental Liabilities                        22
          6.12 Compensation of Officers                         23
          6.13 Prepayment of Obligations to Affiliates          23
          6.14 Current Business                                 23

Article 7-Financial Covenants                                   23

          7.1  Indebtedness                                     23
          7.2  Minimum Operating Cash Flow Levels               24
          7.3  Financial Ratios                                 24
          7.4  Net Worth                                        25

Article 8-RRGC's Put Option                                     25

          8.1  Put Option                                       25
          8.2  Price                                            25
          8.3  Payment                                          25

Article 9-SBIC Provisions                                       25

          9.1  Small Business Concern                           25
          9.2  Informational Covenant                           26
          9.3  Use of Proceeds                                  26
          9.4  Activities and Proceeds                          26

Article 10-Representations  and  Warranties  of  RRGC  and
 Restrictions on Transfer Imposed by the Securities  Act
 of 1933                                                        27

          10.1 Representations and Warranties by RRGC           27

               (a) Investment Intent                            27
               (b) Shares Not Registered                        27
               (c) No Transfer                                  28
               (d) Permitted Transfers                          28
               (e) Accredited Investor                          28
               (f) Knowledge and Experience                     28
               (g) Organization, Power and Authority            28

          10.2 Legends                                          29
          10.3 Removal of Legend and Transfer Restrictions      30
          10.4 Rule 144                                         30
          10.5 Transfer of Rights                               30

Article 11-Defaults; Remedies                                   30

          11.1 Events of Default; Acceleration                  31
          11.2 Remedies on Default, etc.                        33
          11.3 Fees                                             33
          11.4 Course of Dealings                               34

Article 12-Registration                                         34

          12.1  Definitions                                     34
          12.2  Demand Registration                             35
          12.3  Registration Procedures                         35
          12.4  Limitations on Demand Registrations             37
          12.5  Piggyback Registration                          38
          12.6  Limitations on Piggyback Registration           38
          12.7  Designation of Underwriter                      39
          12.8  Form S-3 Registration                           39
          12.9  Cooperation by Prospective Sellers              40
          12.10 Expenses of Registration                        41
          12.11 Indemnification                                 42
          12.12 Rights that may be Granted to Subsequent RRGC   44
          12.13 Transfer of Registration Rights                 45
          12.14 "Stand-Off" Agreement                           45
          12.15 Delay of Registration                           45

Article 13-Definitions                                          45

Article 14-Taxes and Fees; Indemnification                      51

          14.1  Taxes, Placement Fee                            51
          14.2  Indemnification                                 51

Article 15-Waivers                                              52

          15.1  Waivers                                         52

Article 16-Miscellaneous                                        52

          16.1  Waivers and Amendments                          52
          16.2  Lost Notes, Warrants or Stock Certificates      52
          16.3  Notices                                         52
          16.4  Fees and Expenses                               54
          16.5  Calculations                                    54
          16.6  Survival of Agreements                          54
          16.7  Counterparts                                    54
          16.8  Entire Agreement                                54
          16.9  Governing Law; Jurisdiction; Waiver of Jury
                 Trial                                          54

                            Exhibits

Exhibit 1.2      Note
Exhibit 1.3      Subordination Agreement
Exhibit 1.4      Use of Proceeds
Exhibit 1.5      Security Agreement
Exhibit 1.5      Pledge Agreement
Exhibit 4.2(a)   Opinion of Company's Counsel
Exhibit 4.7      Stockholders Agreement
Exhibit 4.10     (Reserved)


                           Schedules

Schedule 1.3     Permitted Term Indebtedness
Schedule 3.1     Qualifications to do Business
Schedule 3.2     Capitalization
Schedule 3.3     Subsidiaries
Schedule 3.5     Third Party Consents
Schedule 3.6     Financial Information
Schedule 3.7     Licenses
Schedule 3.8     Tax Returns
Schedule 3.9     Indebtedness, Liens, Investments and Leases of
                  Personal Property
Schedule 3.10    Real Property
Schedule 3.11(a) Litigation
Schedule 3.11(b) Litigation Opinion
Schedule 3.14    Environmental Matters
Schedule 3.15(a) Intellectual Property
Schedule 3.15(b) Exceptions to Intellectual Property
Schedule 3.16    Insurance
Schedule 3.17    Competitors
Schedule 3.18    Senior Management Compensation
Schedule 3.19    Clubs, Airplanes and Motor Vehicles
Schedule 3.20    Customers and Suppliers
Schedule 3.21(a) Contracts and Commitments
Schedule 3.21(b) Franchise and Area Directorship Agreements
Schedule 3.22    Management Practices
Schedule 3.23    Aged Accounts Receivable
Schedule 3.24    Good Repair
Schedule 3.25    Payables
Schedule 3.29    Employees' Violations of Prior Agreements
Schedule 3.30    Powers of Attorney
Schedule 3.34    Affiliate Transactions
Schedule 9.4     Business Activity


                      INVESTMENT AGREEMENT

               This Investment Agreement is made as of December 31, 1996, by and between The Quizno's Corporation, a Colorado corporation (the "Company"), and Retail & Restaurant Growth Capital, L.P., a Delaware limited partnership ("RRGC"). Certain other terms used herein are defined in Article 0.


                            Recitals

               The following is a statement of facts underlying this Agreement:

               A. The Company wishes to borrow $2,000,000 and RRGC has agreed to lend such funds to the Company (the "Loan").


                           Article 1

                  Amount and Terms of the Loan

1.1 The Loan. Simultaneously with the execution of this Agreement, subject to the terms and conditions hereof, and in reliance upon the representations and warranties contained herein, RRGC will make the Loan to the Company on the Closing Date.

1.2 The Note. The Loan shall be evidenced by a senior subordinated convertible promissory note in the form attached hereto as Exhibit 0 (the "Note") of the Company in a principal amount of Two Million Dollars ($2,000,000.00). The Loan, as evidenced by the Note, shall bear interest, shall be payable and prepayable, may be converted into the Company's Common Stock, and shall have other terms and conditions as set forth in the Note.

1.3 Subordination. The Loan, as evidenced by the Note, shall be subordinate and junior in right of payment to (i) a new senior revolving facility from a lender acceptable to the Company's board of directors (the "Senior Lender"), and (ii) certain existing term loans to the Company identified on Schedule 0 attached hereto (the "Permitted Term Indebtedness"). The aggregate amount owed to the Senior Lender and pursuant to the Permitted Term Indebtedness shall in no case exceed $700,000 (collectively, the "Senior Indebtedness"). RRGC will enter into subordination agreements with any of the holders of the Senior Indebtedness at the request of the Company, from time to time, and such subordination agreements will be substantially in the form attached as Exhibit 0. Notwithstanding the foregoing, RRGC will be senior to all assets not specifically securing the Permitted Term Indebtedness, until such time as the Company enters into a new line of credit with the Senior Lender.
1.4 Use of Proceeds. The Company will use the proceeds of the Loan for the purposes set out on Exhibit 0 hereto.

1.5            Security for Obligations.  The Company's
obligations hereunder and under the Note shall be secured at all times by:

                    (a)  a perfected security interest in the
form of the security agreement attached hereto as Exhibit 0(a) (the "Security Agreement") on all of the presently owned and hereafter acquired tangible and intangible personal property, fixtures and real estate of the Company, including, without limitation, all trademarks, tradenames, franchise royalties and other proprietary rights, subject only to prior liens expressly permitted under this Agreement and to first priority liens in favor of the Senior Lender securing the Senior Indebtedness.

                    (b)  a first priority perfected security
interest on 90% of the issued and outstanding stock of the Company held by the Schadens (the "Schaden Shares") as set forth in a pledge agreement in the form attached hereto as Exhibit 0(b) (the "Pledge Agreement"). RRGC will release its lien on the Schaden Shares at a rate of the greater of (i) the ratio of outstanding principal under the Note and $2,000,000 or (ii) 25% annually beginning on the first anniversary of this Agreement, pursuant to the terms and conditions further set forth in the Pledge Agreement. The Security Agreement and Pledge Agreement shall terminate and all collateral shall be released upon payment in full of the Note.


                           Article 2

                            Closing

2.1 Closing. The closing (the "Closing") of the transactions contemplated hereby is taking place at the offices of Ballard, Spahr, Andrews & Ingersoll, 1225 l7th Street, Suite 2300, Denver, Colorado, on the date set forth at the beginning of this Agreement (the "Closing Date"). At the Closing, RRGC will make its Loan by check payable to the Company, wire transfer of funds, or a combination thereof.


                           Article 3

                 Representations and Warranties

               In order to induce RRGC to enter into this Agreement and to make the Loan as provided herein, the Company represents and warrants and hereby covenants to RRGC, which shall survive the execution and delivery of the Agreement and of the Note, as follows:

3.1 Organization, Standing, etc. of the Company. The Company and its Subsidiaries are corporations duly organized, validly existing and in good standing under the laws of the state of Colorado and have all requisite corporate power and authority to own and operate their properties, to carry on their businesses as now conducted and proposed to be conducted, to enter into the Investment Documents, to issue the Note and to carry out the terms hereof and thereof. The Company and its Subsidiaries are duly qualified and in good standing in each state or other jurisdiction in which the character of the properties owned by them therein or the conduct of their present businesses would make such qualification necessary and where failure to so qualify would have a material adverse impact on the businesses or financial condition of the Company or its Subsidiaries. Each state in which the Company or its Subsidiaries are qualified to do business is set forth in Schedule 0.

3.2 Capitalization; Ownership of Company. The authorized capital stock of the Company consists of nine million shares of Common Stock of which, immediately prior to the Closing, 2,866,438 are issued and outstanding and 1 million shares of Preferred Stock, 146,000 of which are designated Class A Cumulative Convertible Preferred and are issued and outstanding. Schedule 0 attached hereto correctly sets forth the name of each of the Company's stockholders owning 5% or more of the issued and outstanding capital stock of the Company on a fully diluted basis (the "Principal Stockholders") and the number of shares of each class of such capital stock owned by such Principal Stockholders, the date of acquisition of such shares and, if the Company received such consideration or has knowledge of the amount thereof, the consideration paid. Except as disclosed on Schedule 0, there are not any outstanding or authorized subscriptions, options, warrants, calls, rights commitments or agreements directly or indirectly obligating the Company to issue (i) any additional shares of its capital stock or (ii) any securities convertible into, or exercisable or exchangeable for, or evidencing the right to subscribe for, any shares of its capital stock. All of said outstanding shares are validly issued, fully paid and nonassessable and with respect to the Principal Stockholders are owned of record, and to the knowledge of the Company beneficially, by such Stockholders as specified in Schedule 0, and, to the knowledge of the Company, such ownership is free of any assignment, pledge, lien, security interest, charge, option or other encumbrance except as set forth in Schedule 0. Except as otherwise set forth in Schedule 0, the Company is not obligated in any manner to issue any additional shares of its capital stock.

3.3 Subsidiaries. Except as set forth on Schedule 0, the Company has no Subsidiaries and is not a partner in any partnership, a member of any limited liability company, a participant in a joint venture, or the owner of an equity interest in any other legal entity.

3.4 Reservation of Common Stock. The Company has reserved sufficient shares of Common Stock for conversion of the Convertible Note.

3.5            Authorization; Compliance with Other Instruments.
The execution, delivery and performance of the Investment Documents have been duly authorized by all necessary corporate action on the part of the Company, will not result in any violation of or be in conflict with or constitute a default under any term of the Amended and Restated Articles of Incorporation or Bylaws of the Company, or of any material agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to the Company, or result in the creation of any material mortgage, lien, charge or encumbrance upon any of the properties or assets of the Company pursuant to any such term except as provided in the Investment Documents. No third party consent is required for the execution or performance of the Investment Documents except as specified on Schedule 0, which consents have been received. The Company is not in violation of any term of its Amended and Restated Articles of Incorporation or Bylaws, or of any material term of any material agreement or instrument to which it is a party, or, to the best of the Company's knowledge, of any judgment, decree, order, statute, rule or governmental regulation applicable to it.

3.6 Financial Information; Disclosure, etc. The Company has furnished RRGC with audited financial statements for its fiscal years 1994 and 1995 and unaudited financial statements for the ten month period ended October 31, 1996 and other reports listed in Schedule 0 attached hereto (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and fairly present the financial position and results of operations as of the dates and for the periods indicated subject to normal year-end adjustments in the case of the 1996 ten month financial statements. Since the end of the most recent fiscal period shown in such Financial Statements (the "Balance Sheet Date"), there has not been any material adverse change in the business, operations, properties or financial position of the Company, there have been no dividends declared or paid or any other distributions to stockholders of any nature, the Company has made no loans to stockholders, officers, employees, or Affiliates, and the Company has carried on business only in the ordinary course. The Loan will not render the Company unable to pay its debts as they become due; the Company is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its property; and the Company has no knowledge of any person contemplating the filing of any such petition against it.

3.7 Licenses; Franchises, etc. Schedule 0 attached hereto accurately and completely lists all material authorizations, licenses, permits and franchises of any public or governmental regulatory body granted or assigned to the Company and the same constitute the only material authorizations, licenses, permits and franchises of any public or governmental regulatory body which are necessary for the conduct of the business of the Company as now conducted and proposed to be conducted (such authorizations, licenses, permits and franchises, together with any extensions or renewals thereof, being herein sometimes referred to collectively as the "Licenses"). All of such Licenses are validly issued and in full force and effect in all material respects and the Company has fulfilled and performed all of its material obligations with respect thereto and has full power and authority to operate thereunder.

3.8            Tax Returns and Payments.  Except as set forth in
Schedule 0 hereto, the Company has filed all tax returns required by law to be filed and has paid all taxes (including, but not limited to, payroll and withholding taxes), assessments and other governmental charges due with respect to or otherwise levied upon the Company or any of its properties, assets or income, other than those not yet delinquent and those, not material in aggregate amount, being or about to be contested as provided in
Section 0. The charges, accruals and reserves on the books of the Company in respect of its taxes are adequate and the Company knows of no unpaid assessment for additional taxes or of any basis therefor. The Company is not being audited by any governmental taxing authority.

3.9 Indebtedness, Liens and Investments, and Leases of Personal Property. Schedule 0 attached hereto correctly describes, as of the date or dates indicated therein, (a) all outstanding Indebtedness of the Company in respect of borrowed money, Capital Leases and the deferred purchase price of property and all personal property leases with aggregate annual payment amounts greater than $25,000; (b) all existing mortgages, liens and security interests in respect of any property or assets of the Company; (c) all outstanding investments, loans and advances of the Company (other than expense advances to employees in the ordinary course of business not exceeding $5,000) and (d) all existing guarantees by the Company.

3.10 Title to Properties; Liens. Schedule 0 lists by street address all real property which is owned by the Company or in which it may have an ownership interest and the street address of all real property and the ownership thereof which is used or leased by the Company in its business. The Company has good and marketable title to all of its properties and assets, and none of such properties or assets owned by it is subject to any mortgage, pledge, lien, security interests, charge or encumbrance except for liens, security interest, charges and encumbrances set forth in Schedule 0 hereto, and except for minor liens and encumbrances which in the aggregate are not material in amount, do not in any case materially detract from the value of the property subject thereto or materially impair the operations of the Company and have not arisen otherwise than in the ordinary course of business. The Company enjoys quiet possession under all leases to which it is a party as lessee, and all of such leases are valid, subsisting and in full force and effect. No lease or leases material to the current or proposed operations of the Company contains any provision restricting the incurrence of indebtedness by the lessee or any provision materially adversely affecting the current and proposed operations of the Company.

3.11 Litigation, etc. There is no action, proceeding or investigation pending or, to the Company's knowledge, threatened (or any basis therefor known to the Company) which questions the validity of the Investment Documents, or the other documents executed in connection herewith, or any action taken or to be taken pursuant hereto, or which might result, either in any case or in the aggregate, in any material adverse change in the business operations, affairs or condition of the Company or any of its properties or in any material liability in excess of $50,000 on the part of the Company other than as set forth on
Schedule 0(a). Schedule 0(a) sets forth a description of all litigation and governmental investigations, claims or proceedings to which the Company was a party, or, to the best of its knowledge, subject to (including but not limited to claims arising under workers' compensation laws and relating to OSHA violations) since January 1, 1994 where such litigation, investigations, claims or proceedings would result in material liability to the Company in excess of $50,000. Schedule 0(b) sets forth an opinion of counsel to the Company as to the resolution of all resolved litigation and the status and potential resolution of all outstanding litigation.

3.12 Governmental Consent. Neither the Company nor, to the Company's knowledge, any of its stockholders, is required to obtain any order, consent, approval or authorization of, or required to make any declaration or filing with (collectively, "Consents"), any governmental authority in connection with the execution and delivery of this Agreement and the issuance and delivery of the Note pursuant hereto except, if required, filings or registrations under the Securities Act of 1933, as amended (the "Securities Act") or the qualification or registration requirements of the Colorado Law or other applicable state securities laws.

3.13           Employee Retirement Income Security Act of 1974.
The terms used in this Section 0 and in Section 0 of this Agreement shall have the meanings assigned thereto in the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Internal Revenue Code of 1986, as amended (the "Code"), and the term "Affiliated Company" shall mean the Company and all corporations, partnerships, trades or businesses (whether or not incorporated) which constitute a controlled group of corporations with the Company, a group of trades or businesses under common control with the Company, an affiliated service group or other affiliated group, within the meaning of Section 414(b), Section 414(c),
Section 414(m) or Section 414(o), respectively, of the Code, or
Section 4001 of ERISA. Each employee benefit plan sponsored by an Affiliated Company and, to the best of the Company's knowledge, each multi-employer plan to which any Affiliated Company makes contributions, is in material compliance with applicable provisions of ERISA and the Code. No Affiliated Company has incurred any material liability to the Pension
Benefit Guaranty Corporation ("PBGC") or any employee benefit plan on account of any failure to meet the contribution requirements of any such plan, minimum funding requirements or prohibited transactions under ERISA or the Code, termination of a single employer plan, partial or complete withdrawal from a multi-employer plan, or the insolvency, reorganization or termination of any multi-employer plan, and no event has occurred or condition exists which presents a material risk that any Affiliated Company will incur any material liability on account of any of the foregoing circumstances. The consummation of the transactions contemplated by this Agreement will not result in any prohibited transaction under ERISA or the Code for which an exemption is not available.

3.14           Environmental Matters.  Except as disclosed in
Schedule 0, attached hereto, neither the Company nor, to the Company's knowledge, any prior user or owner of real estate owned, used or leased by the Company or any predecessor of the Company, or any business which the Company has acquired or become a successor to (including but not limited to the property on which the Company's Denver, Colorado office is located) (the "Property"), or any third party, has ever caused or permitted any Hazardous Material to be disposed of on or under the Property, and the Property has never been used (either by the Company or, to the Company's knowledge by any prior user or owner of the Property, or any third party) as (a) a disposal site or permanent storage site for any Hazardous Material or (b) a temporary storage site for any Hazardous Material. To the best of the Company's knowledge, there have been no releases of Hazardous Materials at, from, or to the Property. The Company has been issued and is in compliance with all material permits, certificates, licenses, approvals and other authorizations relating to environmental matters and necessary for its business, and has filed all notifications and reports relating to chemical substances, air emissions, underground storage tanks, effluent discharges and Hazardous Material waste storage, treatment and disposal required in connection with the operation of its business, the failure to have or comply with which would, individually or in the aggregate, have a material adverse effect on the Company. All Hazardous Materials used or generated by the Company have been generated, accumulated, stored, transported, treated, recycled and disposed of in compliance with all applicable laws and regulations, the violation of which has any reasonable likelihood of having a material adverse effect on the Company. The Company has no liabilities with respect to Hazardous Materials, and to the knowledge of the Company, no facts or circumstances exist which could give rise to liabilities with respect to Hazardous Materials, which could have any reasonable likelihood of having a material adverse effect on the Company.

3.15 Intellectual Property. Schedule 0(a) lists all patents, trademarks, service marks, tradenames, copyrights, trade secrets, licenses, information and proprietary rights and processes ("Intellectual Property") that are directly or indirectly owned, licensed, used, required for use, or controlled in whole or in part by the Company. Except as disclosed in
Schedule 0(b), to the best of its knowledge, the Company owns without an obligation to pay royalties, all Intellectual Property necessary for its business as conducted and proposed to be conducted without any conflict with, or infringement of the rights of others. Except as disclosed on Schedule 0(b), the Company has not received any communications alleging that it has violated or, by conducting business as proposed, would violate the Intellectual Property rights of any other person or entity. Except as disclosed in Schedule 0(b), the Company has not licensed or granted rights to others in any of its Intellectual Property. Except as disclosed in Schedule 0(b), the Company has not granted rights to manufacture, produce, assemble, license, market or sell any of its products to any other person. Schedule 0(b) sets out the Intellectual Property on which royalties are being paid by the Company and the amount of any such royalty payments.

3.16 Insurance. Schedule 0 contains a full and complete list of all policies of insurance insuring the real and personal property of the Company and policies insuring the Company against risks, all insurance policies maintained since January 1, 1994, and all "key man" insurance policies (except key man insurance on Schaden), and such policies provide adequate coverage for all risks normally insured against. All of the policies of insurance described therein (copies of which are to be delivered upon RRGC's request) are in full force and effect as stated therein and the premiums therefore have been paid as they became due and payable and do not expire prior to December 31, 1996. The Company will obtain key man insurance on Schaden within 90 days of the date hereof.

3.17 Competitors. Except as described on Schedule 0, and except for the ownership of less than 1% of the securities of corporations, the shares of which are publicly traded, no Principal Stockholder nor, to the knowledge of any officer elected by the Board of Directors of the Company (an "Officer"), no Officer or director owns, directly or indirectly, any interest or has any investment or profit participation in a corporation or other entity which is a competitor or potential competitor of or which otherwise, directly or indirectly, does business with the Company.

3.18 Senior Management Compensation. Schedule 0 sets forth the names, positions, salaries and benefits of the members of the Board of Directors and all Officers of the Company, together with the amount of estimated bonuses and description of agreements or arrangements for commissions and other compensation or benefits of any nature to be paid or provided to any such person pursuant to agreement, custom, or present understanding.

3.19 Clubs, Airplanes and Motor Vehicles. Except as set forth on Schedule 0, there are no memberships held in social, country or other clubs or organizations, directly or for the benefit of another person, the fees or charges for which exceed $1,000 in any twelve month period and are paid, directly or indirectly by the Company, and except as set forth on Schedule 0, the Company neither owns or leases any aircraft, boats or motor vehicles.

3.20 Customers and Suppliers. Schedule 0(a) lists the ten largest suppliers to the Company during the eleven (11) month period ended November 30, 1996 (stating for each the dollar volume of the purchases).

3.21           Contracts.

               (a) Schedule 0(a) lists all existing contracts and commitments of the Company of any kind or nature whatsoever whether written or unwritten (including, without limiting the generality of the foregoing, labor agreements; leases; notes or other evidences of indebtedness; mortgages; guarantee agreements; pension stock option, stock purchase, bonus, profit sharing and other employee or executive welfare or benefit plans or agreements; sales representation and distribution agreements; purchase orders and commitments; product warranties; and powers of attorney) except that Schedule 0(a) need not list the following:

               (i)each contract with a customer
               made (A) in the ordinary course of
               business of the Company on or after
               the date hereof, or (B) prior to
               the date hereof whereby the Company
               is obligated to deliver less than
               $50,000 in invoice value of
               finished goods or services in each
               transaction or series of related
               transactions; and

               (ii)each purchase commitment made
               (A) in the ordinary course of
               business of the Company at
               prevailing prices on or after the
               date hereof, or (B) prior to the
               date hereof which is not in excess
               of $50,000 in each transaction or
               series of related transactions.

The forms of written purchase and sales orders used by the
Company also are included as part of Schedule 0(a).      Copies
of all written instruments evidencing the items listed in
Schedule 0(a) have been delivered to RRGC.

               (b) All of the contracts and commitments to be listed in Schedule 0(a) and all of the agreements and contracts not required to be listed therein by reason of clauses (i) or
(ii) of Section 0(a), are valid and binding obligations of the Company in accordance with their respective terms, there are, to the best of the Company's knowledge, no liabilities of any party thereto arising from a breach of or default in any provision of any such contract or commitment, and no condition exists which would permit the acceleration of an obligation of a party thereto or the creation of a lien or encumbrance upon an asset of the Company or which would give rise to any such liabilities upon the giving of notice or lapse of time. No Officer has any information which might reasonably indicate that any material supplier to the Company intends to cease purchasing from, selling to or dealing with the Company, nor has information been brought to the attention of any Officer which might reasonably lead him or her to believe that any material supplier intends to alter in any material respect the amount of such sales or the extent of dealings with the Company or would alter in any material respect such sales or dealings in the event of the consummation of the transactions contemplated hereby.

               (c) Except as set forth on Schedule 0(b), no franchisee has been notified of a default under any franchise agreement and no area director has been notified of a default under any area director agreement. To the best of the Company's knowledge, there are no other material defaults under any franchise agreements or area director agreements.

3.22 Management Practices. All of the transactions of the Company have been conducted on an arms-length basis, except that in the case of transactions between the Company and a stockholder or any entity in which any of them has a direct or indirect interest, such transactions have been fair to the Company and on terms comparable to those which would have prevailed in an arms-length transaction. No portion of the sales or other ongoing business relationships of the Company is dependent upon the friendship or the personal relationships (other than those customary within business generally) of any stockholder or any director or other Officer. Except as set forth on Schedule 0, the Company has no outstanding loans or other advances to any stockholder or any director or other Officer or to any entity in which any of them has a direct or indirect interest, other than travel advances in the usual and ordinary course of business. No Officer has knowledge that any Officer or other key employee of the Company is considering the termination of employment. Neither the Company nor any person acting on its behalf has engaged in any business practices of the nature referred to in the Report of the Securities and Exchange Commission ("SEC") dated May 12, 1976, on Questionable and Illegal Corporate Payments & Practices or proscribed by the Foreign Corrupt Practices Act. Since commencement of the period covered by the Financial Statements, the Company has not forgiven or canceled, without receiving full consideration, indebtedness owing to it by any stockholder or any Officer or director.

3.23 Inventories; Receivables. All inventories (including restaurant supplies and non-perishable food items) of the Company which are shown on the most recent Financial Statement are in good condition, not obsolete, nondefective and useable and, to the best of the Company's knowledge, 100% is saleable within one year from the date hereof in the usual and ordinary course of business of the Company as conducted as of the date hereof. To the best of the Company's knowledge, all of the Company's receivables of any nature, including, but not limited to, note receivables, which are shown on the most recent Financial Statement are collectable in the usual and ordinary course of business. Schedule 0 consists of aged accounts receivable trial balances for the Company at October 31, 1996.

3.24 Good Repair. Except as set forth on Schedule 0, all buildings and improvements and all of the machinery and equipment owned or used by the Company are in good order and repair, reasonable wear and tear excepted.

3.25 Payables. Schedule 0 sets forth an aged list of all of the outstanding accounts payable of the Company as of November 30, 1996.

3.26 Corporate Documents; Minute Books. The minute books of the Company contain a complete and correct summary of all meetings and consents in lieu of meetings of directors and stockholders since the time of incorporation of the Company.

3.27 Disclosure. This Agreement (including the Schedules attached and the Financial Statements), the other Investment Documents, and the information supplied by the Company in connection with the Investment Documents do not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements made herein or therein, in the light of the circumstances in which they were made, not misleading.

3.28 Offering. In reliance on the representations and warranties of RRGC in Article 9 hereof, the offer, sale and issuance of the Note, in conformity with the terms and conditions of this Agreement, is exempt from the registration requirements of the Securities Act or the qualification or registration requirements of the Colorado Business Corporation Act, as amended, or other applicable state securities laws.

3.29 Employees' Violations of Prior Agreements. To the best of the Company's knowledge, employment by the Company of any of its employees does not violate the terms of any confidentiality, employment, or other agreement with any of the employees' prior employers or other third parties; the Company has not received any notice claiming that the contrary is or may be true, except as set forth on Schedule 0.

3.30 Powers of Attorney. The Company has no power of attorney outstanding with respect to any matter, except for Powers of Attorney granted with respect to matters pending in the U.S. Patent and Trademark Office or the franchisor registration or qualification process, and except as set forth on Schedule 0.

3.31 Information Provided to SEC. The Company has complied fully and completely with Rule 10b-5 of the Securities Exchange Act of 1934 in all of its filings with the SEC.

3.32 Compliance With Laws. The Company has complied with all statutes, laws, ordinances, rules and regulations. The Company has not been notified of violation of any such statutes, laws, ordinances, rules or regulations or of any investigation into any such possible violations. No facts have occurred which constitute a violation of any statutes, laws, ordinances, rules or regulations.

3.33 Conflicts of Interest. No employee or officer of the Company shall own any interest in any area directorship eighteen (18) months subsequent to Closing, however, if, in order for such sale to take place within this time period, the interest in the Chicago area directorship would be sold for less than $350,000 and the Detroit area directorship would be sold for less than $185,000, then this time period shall be extended for six months. If, after this additional six month period the area directorships owned by officers or employees remain unsold, such officer or employee owner must resign his or her position as an officer or employee.
Notwithstanding the foregoing, an Affiliate of an area director may retain the office of corporate secretary.

3.34           Transactions with Affiliates.  Except as set forth on
Schedule 0, the Company is not a party to any transactions with Affiliates.

                           Article 4

                     Conditions of Lending

               The obligation of RRGC to make the Loan hereunder is subject to the following conditions:

4.1 The Note. RRGC shall have received the Note, duly completed, executed and delivered, as provided in Article 1.

4.2 Opinions and Certificates. On and as of the Closing Date, RRGC shall have received:

               (i) The favorable opinion of Ballard, Spahr, Andrews & Ingersoll, counsel for the Company, dated as of such date and in substantially the form attached hereto as Exhibit 0(a).

               (ii) A certificate, dated as of the Closing Date, signed by a principal officer of the Company, certifying that the conditions specified in Section 0 have been fulfilled.

               (iii) All other information and documents which RRGC or its counsel may reasonably have requested in connection with the transactions contemplated by this Agreement, such information and documents where appropriate to be certified by the proper Company officers or governmental authorities.

4.3 Small Business Administration Documentation. RRGC shall have received SBA Form 480 (Size Status Declaration) and SBA Form 652 (Assurance of Compliance) which have been completed and executed by the Company, and SBA Form 1031 (Portfolio Finance Report), Parts A and B of which have been completed by the Company (the "SBA Documents").

4.4 No Default; Representations and Warranties, etc. On the Closing Date: (i) the representations and warranties of the Company contained in Article 0 of this Agreement shall be true on and as of such date as if they had been made on such date; (ii) the Company shall be in compliance in all material respects with all of the terms and provisions set forth herein on its part to be observed or performed on or prior to such date; (iii) after giving effect to the Loan, no Event of Default specified in Article 0 hereof, nor any event which with the giving of notice or expiration of any applicable grace period or both would constitute such an Event of Default, shall have occurred and be continuing; (iv) all of the conditions to closing set forth in this Article 4 have been satisfied; and (v) since December 31, 1995 there shall have been no material adverse change in the assets or liabilities or in the financial or other condition of the Company.

4.5 Payment of Financing Fee. The Company shall have paid RRGC a commitment fee in the amount of $40,000, $10,000 of which was paid by the Company prior to closing.

4.6 Fees and Expenses. The Company shall have paid to RRGC reasonable out-of-pocket expenses (including, but not limited to, reasonable attorneys' fees; advisory and consulting fees, travel and communications expenses, and reproduction costs) up to $50,000 for due diligence, negotiation and closing of the purchase and sale of the Note. Additional expenses not presented for payment at closing may be paid after closing, provided, however, that total expenses do not exceed $50,000.

4.7 Stockholders Agreement. The Company and each of the other necessary signatories thereto shall have executed and delivered to RRGC the Stockholders Agreement in the form of Exhibit 0 hereto (the "Stockholders Agreement").

4.8 Pledge Agreement. The Company and each of the other necessary signatories thereto shall have executed and delivered to RRGC the Pledge Agreement in the form of Exhibit 0(b) hereto.

4.9            Security Agreement; UCC Financing Statements.  The
Company and each of the other necessary signatories thereto shall have executed and delivered to RRGC the Security Agreement in the form of Exhibit 0(a) hereto, and all related UCC Financing
Statements.

4.10           [Reserved].

4.11 Waiver of First Refusal Rights. Each of the Company's stockholders shall have waived any and all preemptive rights or rights of first refusal or similar rights to which they may be entitled under the law of Colorado, the Amended and Restated Articles of Incorporation or Bylaws of the Company or any agreement between such stockholders and the Company in connection with the offer, sale and issuance of the Note, the issuance of shares of Common Stock of the Company upon the conversion of the Note, the issuance of warrants upon payment of the Convertible Note and the sale and issuance of Common Stock upon exercise of the Warrants, if any.

4.12 Consent of Third Parties. The Company shall have received the consent (and, if necessary, waiver of defaults) of the parties on Schedule 0.

4.13 Retirement of Indebtedness. The Company shall retire the Company's line of credit with Norwest Bank, the Company's note payable to MyGrands, Inc., and the Company's line of credit with Merrill Lynch Business Financial Services, Inc. ("Merrill") as contemplated on Schedule 0. The Company's WCMA Term Loan and Security Agreement with Merrill shall be canceled. The Company will deliver to RRGC an officer's certificate certifying to the retirement of such indebtedness within five (5) days of Closing.

4.14 Retirement of Schaden Loans. The Company will retire all indebtedness owed to the Schadens prior to Closing.


                           Article 5

                     Affirmative Covenants

               Until all sums which become due and payable with regard to the Note are paid and all fees due hereunder shall have been paid in full, and while RRGC owns Acquired Stock representing 7.5% or more of the fully diluted equity ownership of the Company, or the Warrants, the following covenants shall remain in full force and effect, (subject if applicable to the restriction in Section 0 with respect to providing information to a transferee who is a competitor of the Company), which covenants shall be applicable to the Company and each of its Subsidiaries, if any.

5.1 Financial Statements, etc. The Company will furnish or cause to be furnished to the RRGC:

               (a) In written and electronic form, within three (3) business days after the Company 's Form 10-K or Form 10-KSB is due for filing with the SEC, (i) the consolidated balance sheets of the Company and its Subsidiaries as at the end of such year, and (ii) the related consolidated and consolidating statements of income and cash flows for such year, setting forth in comparative form with respect to such consolidated financial statements figures for the previous fiscal year, all in reasonable detail, together with the opinion thereon of Erhardt, Keefe, Steiner & Hottman or another firm of independent certified public accountants of recognized national standing or otherwise reasonably acceptable to RRGC, which opinion shall be in a form generally recognized as unqualified and shall state that such financial statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of the preceding fiscal year (except for changes, if any, which shall be specified and approved in such opinion) and that the audit by such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards related to reporting; provided that such accountants' certification may be limited to the consolidated financial statements in which case the consolidating financial statements shall be signed by a principal officer of the Company and, accompanying the financial information provided pursuant to this subsection, a discussion in narrative form prepared by management of the Company analyzing the Company's financial and operational performance and projected performance and discussing current and future trends of the Company and its industry, which discussion shall be delivered in written and electronic forms and which discussion may consist of the Company's MD&A in its Form 10-K or l0-KSD and additional information regarding projected performance;

               (b) Within 20 business days after the end of each month, monthly financial statements (including a balance sheet and a statement of operations for the month and year to date, each in comparative form with the Company's budget for such period) for the previous month and an analysis and report on the financial and operating results of that month;

               (c) Within 20 business days after the end of each month, a table indicating franchises sold by class, franchises opened by class, number of area directorships sold, average unit volumes, and comparable system store sales;

               (d) Within 20 business days after the end of each month, a note receivable status report, and a customer receivable aging and status report;

               (e) In written and electronic form, within three business days after the Company's Form 10-Q or Form 10-QSB is due for filing with the SEC, (i) the unaudited consolidated balance sheets of the Company and its Subsidiaries as at the end of such period, and
(ii) the related unaudited consolidated and consolidating statements of income and cash flows for such period and for the period from the beginning of the current fiscal year to the end of such period, all in reasonable detail and signed by a principal officer of the Company;

               (f) at least 30 days prior to the beginning of each fiscal year, a budget for the coming year and a forecast for an additional four years which has been approved by the Company's Board of Directors;

               (g) Together with the financial statements delivered pursuant to subparagraphs (a), (b) and (c) above, a compliance certificate substantially in the form of Exhibit 0(e) attached hereto signed by a principal officer of the Company;

               (h)  Concurrently with its delivery to the
stockholders and directors of the Company, any information generally furnished by the Company to its stockholders and directors, including without limitation all information pertaining to financial, marketing, business development or regulatory issues generally furnished by the Company to its stockholders or to any class of its stockholders;

               (i) Concurrently with its delivery to the Securities and Exchange Commission, copies of any communications sent to the Securities and Exchange Commission;

               (j) Forthwith upon any Officer obtaining knowledge of any condition or event which he or she knows constitutes or after notice or lapse or time or both would constitute an Event of Default, a certificate signed by such Officer specifying in reasonable detail the nature and period of existence thereof and what action the Company has taken or proposes to take with respect thereto;

               (k) Prompt notice of any material threatened or potential adverse claim, dispute, litigation and governmental investigation or citation and any material correspondence related to intellectual property or conflicts of interest regarding Officers.

5.2 Inspection. The Company shall permit RRGC or its representative, at RRGC's expense, to visit and inspect the Company's properties, to examine its books of account and records, and to discuss the Company's affairs, finances and accounts with the Company's officers, all at such reasonable times as may be requested by RRGC; provided, however, that the Company shall not be obligated pursuant to this Section 0 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information unless RRGC has signed a confidentiality agreement reasonably acceptable to the Company.

5.3 Accounting System. The Company will maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

5.4 Legal Existence; Compliance with Laws, etc. The Company will, and will cause each Subsidiary to: maintain its corporate existence and business; maintain all properties which are reasonably necessary for the conduct of such business, now or hereafter owned, in good repair, working order and condition; take all actions necessary to maintain and keep in full force and effect its rights and franchises; and, comply in all material respects with all applicable statutes, rules, regulations and orders of, and all applicable restrictions imposed by, all governmental authorities in respect of the conduct of its business and the ownership of its properties; provided that neither the Company nor any Subsidiary shall be required by reason of this subsection to comply therewith at any time while the Company or such Subsidiary shall be contesting its obligations to do so in good faith by appropriate proceedings promptly initiated and diligently conducted, and if it shall have set aside on its books such reserves, if any, with respect thereto as are required by generally accepted accounting principles and deemed adequate by the Company and its independent public accountants.

5.5 Insurance. The Company will maintain or cause to be maintained on all insurable properties now or hereafter owned by the Company or any Subsidiary insurance against loss or damage by fire or other casualty to the extent customary with respect to like properties of companies conducting similar businesses, will, at closing, maintain business interruption insurance in an amount not less than $2.5 million per occurrence. The Company will maintain or cause to be maintained public liability and worker's compensation insurance insuring the Company to the extent customary with respect to companies conducting similar businesses and will maintain insurance on Schaden in the amount of $1 million and, upon request, will furnish to RRGC satisfactory evidence of the same. Copies of all such policies (or certificates) shall be delivered to RRGC upon request. The Company will require each of its insurance carriers to notify RRGC thirty (30) days prior to the cancellation, expiration, or non-renewal of any insurance policy. In the event of a casualty loss, the Company may apply the proceeds of any insurance to the restoration or replacement of the property or asset which was the subject of such loss, provided that the Company shall have demonstrated to the reasonable satisfaction of RRGC that such property or asset will be restored to substantially its previous condition or will be replaced by a substantially identical property or asset. Notwithstanding the foregoing, the Company will have 90 days from the date hereof to obtain insurance on Schaden.

5.6 Payment of Taxes. The Company will, and will cause each Subsidiary to, pay and discharge promptly as they become due and payable all taxes (including but not limited to payroll and withholding taxes), assessments and other governmental charges or levies imposed upon it or its income or upon any of its properties or assets, or upon any part thereof, as well as all lawful claims of any kind (including claims for labor, materials and supplies) which, if unpaid, might by law become a lien or a charge upon its property; provided that neither the Company nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings promptly initiated and diligently conducted and if the Company shall have set aside on its books such reserves, if any, with respect thereto as are required by generally accepted accounting principles and deemed appropriate by the Company and its independent public accountants.

               Upon the request of RRGC, the Company will furnish to RRGC satisfactory proof of the payment or deposit of payroll and withholding taxes required by applicable federal, state and local law. Such proof shall be furnished within ten days after written request by RRGC.

5.7 Payment of Other Indebtedness, etc. Except as to matters being contested in good faith and by appropriate proceedings, the Company will, and will cause each Subsidiary to, pay promptly when due all other Indebtedness and obligations incident to the conduct of its business.

5.8 Further Assurances. From time to time hereafter, the Company will execute and deliver, or will cause to be executed and delivered, such additional instruments, certificates or documents, and will take all such actions, as RRGC may reasonably request, for the purposes of implementing or effectuating the provisions of the Investment Documents. Upon the exercise by RRGC of any power, right, privilege or remedy pursuant to this Agreement which requires any consent, approval, registration, qualification or authorization of any governmental authority or instrumentality, the Company will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that RRGC may be required to obtain for such governmental consent, approval, registration, qualification or authorization.

5.9 Additional Information. The Company will promptly deliver to RRGC such additional information as RRGC may reasonably request, including in order to complete accurately and fully any and all reports which a government or governmental regulatory agency may require.

5.10 Compliance with ERISA. The Company will make, and will cause all Affiliated Companies to make, all payments or contributions to employee benefit plans required under the terms thereof and in accordance with applicable minimum funding requirements of ERISA and the Code and applicable collective bargaining agreements. The Company will cause all employee benefit plans sponsored by any Affiliated Company to be maintained in material compliance with ERISA and the Code. The Company will not engage, and will not permit or suffer any Affiliated Company or any Person entitled to indemnification or reimbursement from the Company or any Affiliated Company to engage, in any prohibited transaction for which an exemption is not available. No Affiliated Company will terminate, or permit the PBGC to terminate, any employee benefit plan or withdraw from any multi-employer plan, in any manner which could result in material liability of any Affiliated Company.

5.11 Securities Filings After Closing. The Company shall file with relevant federal and state securities commissions and agencies all documents with respect to the sale of the Note that was not required to be filed prior to closing within the applicable time periods for such filings. Copies of all such documents filed after closing shall be provided to RRGC.

5.12 Reimbursement of Expenses. The Company shall reimburse RRGC for the reasonable costs and expenses incurred by it (including reasonable attorneys' fees, advisory and consulting fees, travel and communication expenses, and reproduction costs) in connection with any amendments to or waivers of Investment Documents or the enforcement of any of its rights arising pursuant to the Investment Documents.

5.13 Reservation of Common Stock. The Company will reserve sufficient shares of Common Stock for conversion of the Note and, if Warrants are issued, for exercise of the Warrants.

                           Article 6

                       Negative Covenants

6.1 Prepayment of Indebtedness. Neither the Company nor any Subsidiary will prepay any Indebtedness except for the Note and Senior Indebtedness.

6.2 Mortgages, Liens, etc. Neither the Company nor any Subsidiary will, directly or indirectly, create, incur, assume or suffer to exist, any mortgage, lien, charge or encumbrance on, or security interest in, or pledge of, or conditional sale or other title retention agreement (including any Capital Lease) (collectively, a "lien") with respect to, any property or asset now owned or hereafter acquired by the Company, except:

               (a)Any lien securing Senior
               Indebtedness;

               (b)Any lien securing the Note;

               (c)Liens for taxes not yet delinquent
               or being contested in good faith as
               provided in Section 0; liens in
               connection with worker's compensation,
               unemployment insurance or other social
               security obligations; liens securing
               the performance of bids, tenders,
               contracts, surety and appeal bonds,
               liens to secure progress or partial
               payments and other liens of like nature
               arising in the ordinary course of
               business; mechanics', workmen's,
               materialmen's or other like liens
               arising in the ordinary course of
               business in respect of obligations
               which are not yet due or which are
               being contested in good faith; and
               other liens or encumbrances incidental
               to the conduct of the business of the
               Company or to the ownership of its
               properties or assets, which were not
               incurred in connection with the
               borrowing of money or the obtaining of
               credit and which do not materially
               detract from the value of the
               properties or assets of the Company or
               materially affect the use thereof in
               the operation of their business; and

               (d)Purchase money liens and Capital
               Leases permitted by Section 0.

6.3 Loan, Guarantees and Investments. Neither the Company nor any Subsidiary will make or permit to remain outstanding any loan or advance to, or guarantee or endorse (except as a result of endorsing negotiable instruments for deposit or collection in the ordinary course of business) or otherwise assume or remain liable with respect to any obligation of, or make or own any investment in, or acquire (except in the ordinary course of business) the properties or assets of, any Person, except:

               (a)Extensions of trade credit by the
               Company in the ordinary course of
               business in accordance with customary
               trade practices, including loans to
               franchisees or area directors made
               pursuant to the Company's Uniform
               Franchise Offering Circular and certain
               accounts receivable from distressed or
               imperiled franchisees and area
               directors that are converted to notes
               receivable, provided, however, that
               individual notes receivable for amounts
               greater than $50,000, and all notes
               receivable issued after the aggregate
               amount of such notes receivable issued
               in any fiscal year equals or exceeds
               $250,000, shall be issued only with the
               approval of the Company's Board of
               Directors;

               (b)The presently outstanding
               investments, loans and advances, if
               any, and the presently existing
               guarantees, if any, referred to in
               Schedule 0 attached hereto;

               (c)Cash or short-term liquid
               investments generally regarding as
               cash;

               (d)Marketable direct obligations of the
               United States of America or any
               department or agency thereof maturing
               not more than one year from the date of
               issuance thereof;

               (e)Certificates of deposit, repurchase
               agreements, money market deposits or
               other similar types of investments
               maturing not more than one year from
               the date of acquisition thereof and
               evidencing direct obligations of any
               bank within the United States of
               America having capital surplus and
               undivided profits in excess of
               $50,000,000; and

               (f)Capital Expenditures to the extent
               permitted by Section 0;

               (g)Guarantees on store leases for franchised stores incurred in the ordinary course of business, provided such guarantees do not exceed ten (10) stores at any given time, with annual lease charges including minimum rent and extra charges defined under the lease, as defined under each respective lease, not to exceed $50,000 per lease, and provided that RRGC receives ten (10) days prior notice of all leases on which the Company intends to act as a guarantor.

6.4            Sale of Assets.  Neither the Company nor any
Subsidiary will sell, lease or otherwise dispose of all or any material properties or assets, including intellectual property, except in the ordinary course of business.

6.5 Dividends, Distributions, etc. The Company will not pay any dividends or make any distributions to stockholders, or redeem or exchange any equity securities except the Company may pay dividends on the Company's Class A Preferred Stock in accordance with the Company's Amended and Restated Articles of Incorporation.

6.6 Creation and Acquisition of Subsidiaries. The Company will not create or acquire any additional subsidiaries or become a partner in any partnership, a member in any limited liability company, a partner in any joint venture, or otherwise acquire an ownership interest in any entity, except for wholly owned subsidiaries created or acquired in connection with one or more acquisitions of no more than two hundred (200) retail food outlets that are acquired, in the aggregate, for purposes of operation as or conversion to the Quizno's store concept, and so long as each acquisition does not violate any term of any Investment Document (the "Permitted Subsidiaries").

6.7 Mergers and Consolidations. Neither the Company or any Subsidiary will enter into acquisition, consolidation or merger, except the Company may enter into one or more mergers, consolidations or acquisitions in which the Company or a wholly owned subsidiary of the Company is the survivor in which no more than 200 retail food outlets are acquired, in the aggregate, for the purposes of operation of or conversion to the Quizno's store concept, and so long as such merger, consolidation or acquisition does not violate any of the terms of the Investment Documents including approval rights on the issuance of additional shares in the Company.

6.8 Issuance of Stock to Officers, Directors and Employees. Any issuances of any of the Company's Common Stock, or other capital stock of the Company, or any warrants, options, or any right to subscribe for or purchase any capital stock of the Company, which are issued or granted to any officer, director, or employee of the Company, shall be approved by the Board of Directors and the Compensation Committee of the Board of Directors. Notwithstanding the foregoing, the Company may issue (i) Capital Stock in the Company which may be issued under the Company's existing stock option plans and 401(k) plans, so long as such shares outstanding in these plans do not represent greater than 15% of the fully diluted shares of the Company at any given time, (ii) Capital Stock issued as part of the Company's Qualified Offering, and (iii) Capital Stock issued pursuant to the Class A Cumulative Preferred Stock.

6.9 Capital Expenditures. The Company, together with its Subsidiaries, if any, will not make any Capital Expenditure (including any payments under Capital Leases) during any fiscal year in excess of 5% of total assets of the Company, excluding such Capital Expenditures which are contemplated on Exhibit 0, the development of stores under the "Turnkey Program", and the acquisition of stores for conversion to the Quizno's store concept, so long as such acquisition does not violate any terms of the Investment Documents.

6.10 Transactions with Affiliates. Neither the Company nor any Subsidiary will, directly or indirectly, enter into any lease or other transaction or contract with any stockholder of the Company who owns 5% or more of the Company's stock or with any Affiliate of the Company or such stockholder, or pay fees to any such Stockholder or Affiliate except for currently existing contracts listed on Schedule 0.

6.11 Environmental Liabilities. Neither the Company nor any Subsidiary will violate any requirement of law, rule or regulation regarding Hazardous Materials, the failure to comply with which would individually, or in the aggregate, have a material adverse effect on the Company or such Subsidiary; and, without limiting the foregoing, neither the Company nor any Subsidiary will dispose of any Hazardous Material into or onto, or (except in accordance with applicable law) from, any real property owned, leased or operated by the Company or such Subsidiary or in which the Company or such Subsidiary holds, directly or indirectly, any legal or beneficial interest or estate, nor allow any lien imposed pursuant to any law, regulation or order relating to Hazardous Materials or the disposal thereof to be imposed or to remain on such real property, except for liens being contested in good faith by appropriate proceedings and for which adequate reserves have been established and are being maintained on the books of the Company.

6.12 Compensation of Officers. The Company will not increase the compensation of any officer elected by the Board of Directors without the approval of the Compensation Committee of the Board of Directors.

6.13 Prepayment of Obligations to Affiliates. The Company will not prepay obligations to Affiliates of the Company.

6.14 Current Business. The Company will not engage in any business other than that described on Schedule 0 and related businesses.


                           Article 7

                      Financial Covenants

               While the Note is unpaid the following covenants shall remain in full force and effect, which covenants shall be applicable to the Company and each of its subsidiaries, if any.

7.1 Indebtedness. Neither the Company nor any Subsidiary will create, incur, assume or become or remain liable in respect of any Indebtedness, except:

               (i)Indebtedness pursuant to the Note;

               (ii)Senior Indebtedness in an amount
               not to exceed $700,000;

               (iii)Current liabilities of the Company
               (other than for borrowed money)
               incurred in the ordinary course of its
               business and in accordance with
               customary trade practices; and

               (iv)Indebtedness in respect of purchase
               money liens and Capital Leases
               permitted by Section 0.

               (v)Deferred compensation to employees so long as, if with respect to an officer, such compensation is approved as provided in Section 0.

               (vi)Indebtedness in respect of guarantees of store leases permitted by Section 0(g).

7.2 Minimum Operating Cash Flow Levels. The Company will maintain the following minimum Operating Cash Flow levels (as defined below):

               (i)  Fiscal Year 1997
                    Annual                 $  325,000

               (ii) Fiscal Year 1998
                    First Six Months       $  350,000
                    Annual                 $  900,000

               (iii)Fiscal Year 1999 and thereafter
                    First Six Months       $  750,000
                    Annual                 $1,500,000

For purposes of this Article 0, "Operating Cash Flow" shall be defined as the sum of earnings before interest, taxes, depreciation and amortization and the following additions (subtractions) from the balance sheet:

                    (Increase) Decrease in note receivable balances (Increase) Decrease in customer receivable balances
                    (Increase) Decrease in deferred franchise costs Increase (Decrease) in deferred franchise revenue

If the Company uses the provisions of Section 11.1(b)(ii) to cure a default under this Article 7, then, for purposes of determining
Operating Cash Flow in the fiscal year in which such default occurred, Operating Cash Flow shall also include the following addition (subtraction) from the balance sheet:

                    (Increase) Decrease in cash from capital stock and paid in capital


7.3 Financial Ratios. The Company will maintain the following financial ratios:

               (i)Annual minimum fixed charge and debt service coverage ratio ("Charge and Debt Ratio") equal to 1.0 in Fiscal Year 1997 and 1.25 in Fiscal Year 1998 and thereafter.

               The Charge and Debt Ratio shall be determined as follows: the numerator shall equal the Operating Cash Flow less income taxes paid and the denominator shall equal the sum of (a) all interest and principal payments made on any Indebtedness (including capital leases, but excluding borrowings/repayments under future borrowing lines of credit), (b) all usual and customary capital expenditures, excluding such expenditures contemplated under the Company's "Turnkey" program, or for the development of additional Company owned stores, as approved by the Board of Directors, and (c) all payments of permitted stock dividends (i.e. preferred stock dividends).

               (ii)Current assets (as determined in accordance with GAAP) to current liabilities (as determined in accordance with GAAP) of 1:1.

7.4 Net Worth. The Company will maintain a net worth (as determined in accordance with GAAP) of not less than $1,000,000.


                           Article 8

                       RRGC's Put Option

8.1 Put Option. At any time after the sixth anniversary of the Closing Date, RRGC shall have the right to cause the Company to purchase any Warrants or Acquired Stock held by RRGC if either of the following is true:

               (a)A qualified Public Offering has not
               occurred, or

               (b)an Event of Default occurred while
               the Note was outstanding.

8.2 Price. The price paid to RRGC for its Warrants and Acquired Stock under Section 0 (the "Put Price") shall be the fair market value such Warrants and Acquired Stock, determined in accordance with the Valuation Procedure.

8.3 Payment. The Put Price shall be payable by the Company to RRGC in cash.


                           Article 9

                        SBIC Provisions

               The Company acknowledges that RRGC is a small business investment company licensed by the United States Small Business
Administration, and makes the following representations, warranties and covenants to RRGC:

9.1 Small Business Concern. The Company, taken together with its "affiliates" (as that term is defined in 13 C.F.R.
121.401), is a "Small Business Concern" within the meaning of 15 U.S.C. 662(5), that is Section 103(5) of the Small Business Investment Act of 1958, as amended (the "SBIC Act"), and the regulation thereunder, including 13 C.F.R. 107, and meets the applicable size eligibility criteria set forth in 13 C.F.R. 121.301(c)(1) or the industry standard covering the industry in which the Company is primarily engaged as set forth in 13 C.F.R. 121.301(c)(2). Neither the Company nor any of its subsidiaries presently engages in any activities for which a small business investment company is prohibited from providing funds by the SBIC Act and the regulations thereunder, including 13 C.F.R. 107.

9.2 Informational Covenant. The Company will furnish or cause to be furnished to RRGC information required by the U.S. Small Business Administration concerning the economic impact of RRGC's investment, including but not limited to, information concerning taxes paid and number of employees. The Company will furnish annually all information required on the appropriate SBA Forms.

               The Company will also furnish or cause to be furnished to RRGC such other information regarding the business, affairs and condition of the Company as RRGC may from time to time reasonably request. The Company will permit RRGC and examiners of the U.S. Small Business Administration to inspect the books and any of the properties or assets of the Company and its Subsidiaries and to discuss the Company's business with senior management employees at such reasonable times as RRGC may from time to time request. RRGC agrees not to disclose any confidential information received from the Company (except to its partners and to its professional advisors whom RRGC shall cause to keep such information confidential) and to execute a confidentiality agreement as required in Section 0.

9.3 Use of Proceeds. The Company will use the proceeds from the Note for the purposes and in the amounts set forth on
Exhibit 0 attached to this Agreement. The Company will deliver within ninety (90) days of the initial closing to RRGC a written report, certified as correct by the Company's chief financial officer verifying the purposes and amounts for which proceeds from the Note have been disbursed, and, if the proceeds have not been fully disbursed within that ninety (90) day period, an additional report also so certified, delivered not later than the end of each succeeding ninety (90) day period, verifying the purposes and amounts for which proceeds have been disbursed. The Company will supply to RRGC such additional information and documents as RRGC reasonably requests with respect to use of proceeds and will permit RRGC to have access to any and all Company records and information and personnel as RRGC deems necessary to verify how proceeds have been or are being used, and to assure that the proceeds have been used for the purposes specified.

9.4            Activities and Proceeds.

                    (i)  Neither the Company nor any of its
Subsidiaries will engage in any activities or use directly or indirectly the proceeds from the Note for any purpose for which a small business investment company is prohibited from providing funds by the SBIC Act and the regulations promulgated thereunder, including 13 C.F.R. 107.

                    (ii) The Company will not change the Company's business activity from that described on Schedule 0, to a business activity which a small business investment company is prohibited from providing funds by the SBIC Act and the regulations promulgated thereunder. The Company agrees that any such changes in its business activity without such prior written consent of RRGC will constitute an event of default under the Note and a breach of the covenants of the Company under this Agreement (an "Activity Event of Default").
If an Activity Event of Default occurs, RRGC has the right to demand immediate repayment by the Company of the Note with interest to the date of repayment and repurchase by the Company of Acquired Stock at its purchase price. Upon receipt of such demand, the Company will immediately make such payment within three (3) days of receipt of a demand. The payment remedy is in addition to any and all other rights and remedies against the Company and others to which RRGC may be entitled.


                           Article 10

   Representations and Warranties of RRGC and Restrictions on Transfer Imposed by the Securities Act of 1933.

10.1 Representations and Warranties by RRGC. RRGC represents and warrants to the Company as follows:

               (a) Investment Intent. This Agreement is made with RRGC in reliance upon RRGC's representation to the Company, which by RRGC's execution of this Agreement RRGC hereby confirms that the Note to be received by RRGC is being acquired for investment for RRGC's own account, not as nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act.

               (b) Shares Not Registered. RRGC understands and acknowledges that the offering of the Note and the Acquired Stock (collectively, the "Securities") pursuant to this Agreement will not be registered under the Securities Act or qualified under any state securities law based upon the offering and sale of such securities being exempt from registration under the Securities Act and exempt from qualification under such state securities laws, and that the Company's reliance upon such exemptions is predicated upon RRGC's representations set forth in this Agreement. RRGC acknowledges and understands that the Securities must be held indefinitely unless the Securities are subsequently registered under the Securities Act and qualified under applicable state securities laws or exemptions from such registrations are available.

               (c) No Transfer. RRGC covenants that in no event will RRGC dispose of any of the Securities (other than in conjunction with an effective registration statement for the Securities under the Securities Act or in compliance with Rule 144 promulgated under the Securities Act) unless and until (i) RRGC shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, RRGC shall have furnished the Company with an opinion of counsel satisfactory in form and substance to the Company to the effect that (x) such disposition will not require registration under the Securities Act and (y) appropriate action necessary for compliance with the Securities Act has been taken.

               (d) Permitted Transfers. Notwithstanding the provisions of subsection (c) above, no registration statement or opinion of counsel shall be necessary for a transfer by RRGC which is a partnership to a partner of such partnership or an affiliate, advisor or employee of or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his spouse or lineal descendants or ancestors, if the transferee agrees in writing to be bound by the terms hereof to the same extent as if he were an original investor hereunder and such transfer complies with applicable laws.

               (e) Accredited Investor. RRGC is an "accredited investor" as that term is defined in Regulation D promulgated under the Securities Act.

               (f) Knowledge and Experience. RRGC (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of RRGC's prospective investment in the Securities; (ii) has the ability to bear the economic risks of RRGC's prospective investment; (iii) has been furnished with and has had access to such information as RRGC has considered necessary to make a determination as to the purchase of the Securities together with such additional information as is necessary to verify the accuracy of the information supplied;
(iv) has had all questions which have been asked by RRGC satisfactorily answered by the Company; and (v) has not been offered the Securities by any form of advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any such media.

               (g) Organization, Power and Authority. RRGC represents that it is duly organized, validly existing and in good standing, under the laws of the jurisdiction of its formation and was not organized for the sole purpose of purchasing the Note. RRGC has all requisite power to execute and deliver this Agreement and the other Investment Documents and to perform its obligations under this Agreement and the other Investment Documents. This Agreement and the other Investment Documents have been duly and validly authorized by RRGC, duly executed and delivered by RRGC or an authorized representative of RRGC and constitute valid, legal and binding obligations of RRGC, enforceable in accordance with their terms, except as such enforceability is limited by applicable insolvency and other laws affecting creditors' rights generally and by the availability of equitable remedies.

10.2 Legends. Each certificate representing the Securities shall be endorsed with the following legend:

               "THE SECURITIES EVIDENCED BY THIS
               CERTIFICATE AND THE COMMON SHARES INTO
               WHICH SUCH SECURITIES ARE CONVERTIBLE
               ARE SUBJECT TO AN INVESTMENT AGREEMENT
               DATED DECEMBER 31, 1996, AND A
               STOCKHOLDERS AGREEMENT DATED AS OF
               DECEMBER 31, 1996, COPIES OF WHICH ARE
               ON FILE AT THE PRINCIPAL OFFICE OF THE
               COMPANY AND WILL BE FURNISHED TO THE
               HOLDER ON REQUEST TO THE SECRETARY OF
               THE COMPANY.  SUCH INVESTMENT AGREEMENT
               AND STOCKHOLDERS AGREEMENT PROVIDE,
               AMONG OTHER THINGS, FOR CERTAIN
               RESTRICTIONS ON VOTING, SALE, TRANSFER,
               PLEDGE, HYPOTHECATION OR OTHER
               DISPOSITION OF THE SECURITIES EVIDENCED
               BY THIS CERTIFICATE AND THE HOLDER HAS
               RIGHTS TO REQUIRE REPURCHASE BY THE
               COMPANY UPON THE OCCURRENCE OF CERTAIN
               EVENTS.  THE SECURITIES EVIDENCED BY
               THIS CERTIFICATE HAVE NOT BEEN
               REGISTERED PURSUANT TO THE SECURITIES
               ACT OF 1933, AS AMENDED (THE "ACT"), OR
               ANY STATE SECURITIES LAW, AND SUCH
               SECURITIES MAY NOT BE SOLD, TRANSFERRED
               OR OTHERWISE DISPOSED OF UNLESS THE
               SAME ARE REGISTERED AND QUALIFIED IN
               ACCORDANCE WITH THE ACT AND ANY
               APPLICABLE STATE SECURITIES LAWS, OR IN
               THE OPINION OF COUNSEL REASONABLY
               SATISFACTORY TO THE COMPANY, SUCH
               REGISTRATION AND QUALIFICATION ARE NOT
               REQUIRED."

The Company need not register a transfer of legended Securities, and may also instruct its transfer agent not to register the transfer of the Securities, unless the conditions specified in the foregoing legend are satisfied.

10.3 Removal of Legend and Transfer Restrictions. Any legend endorsed on a certificate pursuant to Section 0 and the stop transfer instructions with respect to such legended Securities shall be removed, and the Company shall issue a certificate without such legend to the holder of such Securities if such Securities are registered under the Securities Act and a prospectus meeting the requirements of Section 10 of the Securities Act is available or if such holder satisfies the requirements of Rule 144(k) and, where reasonably deemed necessary by the Company, provides the Company with an opinion of counsel for such holder of the Securities, reasonably satisfactory to the Company, to the effect that (i) such holder, meets the requirements of Rule 144 or (ii) a public sale, transfer or assignment of such Securities may be made without registration.

10.4 Rule 144. RRGC is aware of the adoption of Rule 144 by the SEC promulgated under the Securities Act, which permits limited public resales of securities acquired in a non-public offering, subject to the satisfaction of certain conditions. RRGC understands that under Rule 144, the conditions include, among other things: the availability of certain current public information about the issuer and the resale occurring not less than two years after the party has purchased and fully paid for the securities to be sold.
The Company covenants that (i) at all times after the Company first becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company will use its best efforts to comply with the current public information requirements of Rule 144(c)(1) under the Securities Act; and (ii) at all such times as Rule 144 is available for use by RRGC, the Company will furnish RRGC upon reasonable request with all information within the possession of the Company required for the preparation and filing of Form 144.

10.5 Transfer of Rights. Subject to Section 0(d), the Note and any Acquired Stock may be transferred by RRGC to its Affiliates and its partners, members, stockholders, employees or advisers and all of RRGC's rights under the Investment Documents may be assigned to the transferee of such securities. RRGC is also permitted to transfer its Note and Acquired Stock to any other third party, including competitors of the Company subject to the provisions of
Article 0; provided, however, that any competitor acquiring the Acquired Stock will only be entitled to receive financial statements and information concerning the Company which are available to all stockholders of the Company.


                           Article 11

                       Defaults; Remedies

11.1 Events of Default; Acceleration. The occurrence of one or more of the following events without a permitted cure within the time period provided herein (each an "Event of Default") shall constitute an Event of Default:

               (a) The Company shall default in the payment of principal of or interest on the Note or any other fee due hereunder when the same becomes due and payable, whether on demand, at maturity or at a date fixed for the payment of any installment or prepayment thereof or otherwise and, with respect to payment of interest, such default is not cured within five (5) days after notice of such default is given to the Company. Notwithstanding the foregoing, the Company shall twice each year be allowed ten (10) days to cure any such default in lieu of the five (5) day cure period after notice of such default is given to the Company.

               (b) The Company shall default in the performance of or compliance with any covenant or agreement contained in the Investment Documents, and such default shall continue for more than fifteen (15) days after notice of such default is given to the Company reduced, however, for any period of grace allowed under any such Investment Document or, in the case of a default under Sections 0, 0 and 0 thirty (30) days after notice of such default is given to the Company. Notwithstanding the foregoing, the Company shall have the right to cure a default under any or all of Section 7.2, 7.3, and
7.4 a total of two (2) times while the Note is unpaid (i) by causing the Principal Stockholders to invest in the Common Stock of the Company at the then market value of the Common Stock, or (ii) by invoking a grace period until the status of the Company under such
Section is determined at the end of the subsequent quarter, and if there is no default under such Section at the end of the subsequent quarter, the default shall be deemed to have not occurred. Any ratio determined after a period of grace shall be determined based on the previous six-month or twelve-month period, as applicable.

               (c) A default occurs under any document evidencing the Senior Indebtedness;

               (d) Any material representation or warranty made by the Company herein or pursuant hereto shall prove to have been false or incorrect in any material respect when made;

               (e) The Company shall discontinue its business or shall make an assignment for the benefit of creditors, or shall fail generally to pay its debts as such debts become due, or shall apply for or consent to the appointment of or taking possession by a trustee, receiver or liquidator (or other similar official) of the Company or any substantial part of the property of the Company, or shall commence a case or have an order for relief entered against it under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or if the Company shall take any action to dissolve or liquidate the Company;

               (f) If, within sixty (60) days after the commencement against the Company of a case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, such case shall have been consented to or shall not have been dismissed or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if within sixty (60) days after the entry of a decree appointing a trustee, receiver or liquidator (or other similar official) of the Company or any substantial part of the property of the Company, such appointment shall not have been vacated;

               (g) An uninsured final judgment which, with other outstanding uninsured final judgments against the Company, exceeds the greater of (i) five percent (5%) of the Company's annual revenue for the preceding twelve month period or (ii) $250,000 shall be rendered against the Company unless such judgment has been appealed and an execution thereof stayed pending appeal or unless, within sixty (60) days after the expiration of any such stay, such judgment has been discharged, or if any such judgment shall not be discharged forthwith upon the commencement of proceedings to foreclose any lien, attachment or charge which may attach as security therefor and before any of the property or assets of the Company shall have been seized in satisfaction thereof;

               (h) A change in ownership of more than sixty percent (60%) of the outstanding voting stock of the Company on a fully diluted basis in a single transaction or a series of unrelated transactions, excluding public transactions within a twelve (12) month period;

               (i) Schaden shall cease to be employed by the Company as Chief Executive Officer. Notwithstanding the foregoing, an Event of Default shall not occur upon Schaden's death so long as the Company maintains a Key Man Life Insurance Policy on Schaden payable to the Company in the amount of $1 million.

               (j) After 90 days of the date hereof, the Company fails to maintain insurance payable to the Company on Schaden in the amount of $1,000,000;

               (k) A material adverse change shall occur with respect to the assets, liabilities, operations or prospects of the Company;

               (l) The Company shall use the proceeds of the Note for a purpose not permitted pursuant to Exhibit 0.

               (m) Litigation is commenced against the Company which, materially restricts the ability of the Company to carry on its business;

               (n) a merger or consolidation involving the Company (in a single transaction or a series of related or unrelated transactions) excluding one or more mergers or consolidations in which the Company or a wholly owned subsidiary of the Company is the survivor and following such merger or consolidation, the shareholders of the Company immediately prior to such event shall own a majority of the stock of the surviving corporation in which no more than 200 retail food outlets are acquired in the aggregate, for the purposes of operation of or conversion to the Quizno's store concept, as so long as such merger or consolidation does not violate any of the terms of the Transaction Documents;

               (o) a sale of all or a material part of the Company's assets unless the Note is retired upon such sale;

               (p) the completion of a Qualified Public Offering unless the Note is retired upon such Qualified Public Offering;

               (q)  an Event of Default occurs under the Security
Agreement or the Pledge Agreement.

11.2 Remedies on Default, etc. In case any one or more Events of Default shall occur and be continuing: (a) RRGC may by notice to the Company, declare the principal of and accrued interest in respect of the Note to be forthwith due and payable, whereupon the principal of and accrued interest in respect of the Note shall become forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; (b) RRGC may proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in the Note or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law.

11.3 Fees. If the Company fails to pay any amount to RRGC on account of the Loan or Note, the Company will pay to RRGC an amount sufficient to reimburse RRGC for its costs and expenses of enforcing its rights under the Investment Documents including, but not limited to, its reasonable attorneys fees, expenses and disbursements, if RRGC is the prevailing party in such enforcement action. If the Company is successful in defending such enforcement action, RRGC will pay to the Company its costs of such defense including, but not limited to, its reasonable attorneys' fees, expenses and disbursements.

11.4 Course of Dealings. No course of dealing and no delay on the part of RRGC in exercising any right shall operate as a waiver thereof or otherwise prejudice the RRGC's rights. No right conferred hereby or by the Note, the Warrants or the Registration Rights Agreement upon RRGC shall be exclusive of any other right referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.


                           Article 12

                          Registration

               The following provisions govern the registration of Common Stock:

12.1 Definitions. As used herein, the following terms have the following meanings:

               Forms S-1, S-2 and S-3: The forms so designated, promulgated by the Commission for registration of securities under the Securities Act, and any forms succeeding to the functions of such forms, whether or not bearing the same designation.

               Holder:  A holder of Registrable Stock (subject to
               Section 0 hereof), provided that anyone who acquires any Registrable Stock in a distribution pursuant to a registration statement filed by the Company under the Securities Act shall not thereby be deemed to be a "Holder".

               "Register", "registered" and "registration" refer to a registration effected by filing a registration statement in compliance with the Securities Act and the declaration or ordering by the Commission of effectiveness of such registration statement.

               Registrable Stock: All shares of Common Stock issued or issuable upon conversion of the Note or exercise of a Warrant or held by a person to whom registration rights have been transferred pursuant to the provisions of this Section 0, all shares of Common Stock issued by the Company in respect of such shares and all shares of Common Stock that RRGC hereafter acquires pursuant to its rights of first refusal or otherwise.

               Required Demand Amount: 51% of the Registrable Stock then outstanding.

12.2 Demand Registration. (a) If (i) the holder or holders of an aggregate of at least the Required Demand Amount propose to dispose of at least 20% of the then outstanding Registrable Stock (such holder or holders being herein called the "Initiating Holders"), and (ii) such disposition may not, in the opinion of such Initiating Holders, be effected in the public marketplace (as opposed to a private transaction under the Securities Act) on equally favorable net terms to the Initiating Holders without such registration of such shares under the Securities Act, the Initiating Holders may request the Company in writing to effect such registration, stating the number of shares of Registrable Stock to be disposed of by such Initiating Holders (which, in the aggregate, shall be not less than 20% of the then outstanding Registrable Stock) and the intended method of disposition. Upon receipt of such request, the Company will give prompt written notice thereof to all other Holders whereupon such other Holders shall give written notice to the Company within 20 days after the date of the Company's notice (the "Notice Period") if they propose to dispose of any shares of Registrable Stock pursuant to such registration, stating the number of shares of Registrable Stock to be disposed of by such Holder or Holders and the intended method of disposition.

                    12.3 The Company will use its best efforts to effect promptly after the Notice Period the registration under the Securities Act of all shares of Registrable Stock specified in the requests of the Initiating Holders and the requests of the other Holders subject, however, to the limitations set forth in Section 0.

12.4 Registration Procedures. Whenever the Company is required by the provisions of this Section 0 to use its best efforts to effect promptly the registration of shares of Registrable Stock, the Company will:

                    12.5 prepare and file with the Commission a registration statement with respect to such shares and use its best efforts to cause such registration statement to become and remain effective as provided herein;

                    12.6 prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and current and to comply with the provisions of the Securities Act with respect to the disposition of all shares covered by such registration statement, including such amendments and supplements as may be necessary to reflect the intended method of disposition from time to time of the prospective seller or sellers of such shares, but for no longer than one hundred twenty (120) days subsequent to the effective date of such registration in the case of a registration statement on Form S-1 or S-2 and for no longer than ninety (90) days in the case of a registration statement on Form S-3;

                    12.7 furnish to each prospective seller such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request in order to facilitate the public sale or other disposition of the shares owned by such seller;

                    12.8 use its best efforts to register or qualify the shares covered by such registration statement under such other securities or blue sky or other applicable laws of such jurisdiction within the United States as each prospective seller shall reasonably request, to enable such seller to consummate the public sale or other disposition in such jurisdictions of the shares owned by such seller; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not at the time so qualified or to take any action which would subject it to service of process in suits other than those arising out of the offer or sale of the Registrable Stock covered by such registration statement in any jurisdiction where it is not at the time so subject;

                    12.9 furnish to each prospective seller (i) a signed counterpart, addressed to the prospective sellers, of an opinion of counsel for the Company, dated the effective date of the registration statement, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) as are customarily covered (at the time of such registration) in opinions of issuer's counsel delivered to the underwriters in underwritten public offerings of securities, and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Stock;

                    12.10 in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering; each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

                    12.11 notify each Holder of Registrable Stock covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

                    12.12     apply for listing and use its best
efforts to list the Registrable Stock being registered on any national securities exchange on which a class of the Company's equity securities are listed or, if the Company does not have a class of equity securities listed on a national securities exchange, apply for qualification and use its best efforts to qualify the Registrable Stock being registered for inclusion on the automated quotation system of the National Association of Securities Dealers, Inc. or on a national securities exchange.

12.13          Limitations on Demand Registrations.

                    12.14 The Company shall not be required to effect more than one registration on behalf of RRGC pursuant to
Section 0.

                    12.15     The Company shall not register
securities for sale for its own account or give rights to any other person other than those persons holding registration rights on the date hereof, or as provided in Section 0 ("Other Shareholders") to have securities owned by such Other Shareholders included in any registration requested pursuant to Section 0 unless permitted to do so by the written consent of Holders who hold at least 51% of the Registrable Stock as to which registration has been requested. The Company may not cause any other registration of securities for sale for its own account or the account of any Other Shareholders (other than a registration effected solely to implement an employee benefit plan) to be initiated after a registration requested pursuant to
Section 0 and to become effective less than 120 days after the effective date of any registration requested pursuant to Section 0.

                    12.16     Whenever a requested registration under
Section 12.2 is for an underwritten offering, only shares which are to be included in the underwriting may be included in the registration. Notwithstanding the provisions of Section 0(c), if the underwriter determines that (i) marketing factors require a limitation of the total number of shares to be underwritten, or (ii) the offering price per share would be reduced by the inclusion of the shares of the Company, then the number of shares to be included in the registration and underwriting shall first be allocated among all Holders who indicated to the Company their decision to distribute any of their Registrable Stock through such underwriting, in proportion, as nearly as practicable, to the respective numbers of shares of Registrable Stock owned by such Holders at the time of filing the registration statement, and the remainder, if any, to the Company and the Other Shareholders in such proportion as they shall agree. No stock excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration unless there is a withdrawal from the underwriting. If any Holder or the Company disapproves of any such underwriting, such person may elect to withdraw therefrom by written notice to the Initiating Holders and the underwriter. The securities so withdrawn from such underwriting shall also be withdrawn from such registration.

                    12.17 The Company shall not be required to effect a registration pursuant to Section 0 unless the proposed disposition of shares of Registrable Stock has an aggregate expected offering price (before deduction of underwriting discounts and expenses of sale) of not less than $2,000,000.

                    12.18     If at the time of any request to
register Registrable Stock pursuant to Section 0 hereof, the Company is engaged, or has fixed plans to engage within 90 days of the time of the request, in a registered public offering as to which the Holders may include such Stock pursuant to Section 0 hereof or is engaged in any other activity which, in the good faith determination of the Company's Board of Directors, would be adversely affected by the requested registration to the material detriment of the Company, then the Company may at its option direct that such request be delayed for a period not in excess of six (6) months from the effective date of such offering, or the date of commencement of such other material activity, as the case may be, such right to delay a request to be exercised by the Company not more than once while the rights set forth in Section 0 are in effect.

                    12.19     The registration rights granted under
Section 0 shall terminate as to any Holder or permissible transferees or assignee of such rights if such person (i) holds one percent (1%) or less of the outstanding shares of Common Stock of the Company on a fully diluted, as if converted basis, and (ii) would be permitted to sell all of the Registrable Stock held by it pursuant to Rule 144(k) of the Securities Act of 1933, 17 C.F.R. 230.144(k) ("Rule 144(k)").

12.20 Piggyback Registration. If the Company at any time proposes to register any of its securities under the Securities Act (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Commission is applicable), it will each such time give prompt written notice to all Holders and Other Shareholders of its intention so to do. Upon the written request of a Holder or Holders or an Other Shareholder or Other Shareholders given within twenty (20) days after receipt of any such notice (stating the number of shares of Registrable Stock to be disposed of by such Holder or Holders or such Other Shareholder or Other Shareholders and the intended method of disposition), the Company will use its best efforts to cause all such shares of Registrable Stock intended to be disposed of, the Holders or such Other Shareholder or Other Shareholders of which shall have requested registration thereof, to be registered under the Securities Act so as to permit the disposition (in accordance with the methods in said request) by such Holder or Holders or such Other Shareholder or Other Shareholders of the shares so registered, subject, however, to the limitations set forth in Section 0.

12.21 Limitations on Piggyback Registration. If the registration of which the Company gives notice pursuant to Section 0 is for an underwritten offering, only securities that are to be included in the underwriting may be included in the registration. Notwithstanding any provision of Section 0, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, then the number of shares to be included in the registration and underwriting shall first be allocated to the Company, and the underwriter may eliminate or reduce the number of shares of Registrable Stock to be included in the registration and underwriting. The Company shall so advise all Holders and the Other Shareholders (except those Holders and Other Shareholders who have not indicated to the Company their decision to distribute any of their Registrable Stock through such underwriting), and the number of shares of Registrable Stock that may be included in the registration and underwriting shall be allocated among such Holders and Other Shareholders in proportion, as nearly as practicable, to the respective amounts of Registrable Stock owned by such Holders and Other Shareholders at the time of filing the registration statement. No Registrable Stock excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration, unless there is a withdrawal from the underwriting. If any Holder or Other Shareholder disapproves of any such underwriting, such person may elect to withdraw therefrom by written notice to the Company and the underwriter. The Registrable Stock and/or other securities so withdrawn from such underwriting shall also be withdrawn from such registration. The registration rights granted under Section 0 shall terminate as to any Other Shareholder or Holder or permissible transferees or assignee of such rights if such person (a) holds one percent (1%) or less of the outstanding shares of Common Stock of the Company on a fully diluted, as if converted basis and (b) would be permitted to sell all of the Registrable Stock held by him pursuant to Rule 144(k).

12.22          Designation of Underwriter.

                    12.23     In the case of any registration
effected pursuant to Section 0 or 0, a majority in interest of the requesting Holders shall have the right to designate the managing underwriters in any underwritten offering.

                    12.24     In the case of any registration
initiated by the Company, the Company shall have the right to designate the managing underwriter in any underwritten offering.

12.25          Form S-3 Registration.

                    12.26 The Holders shall have the right to request up to three (3) registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Stock to be disposed of and the intended method of disposition) subject only to the following:

                         12.27     The Company shall not be required
to effect a registration pursuant to this Section 0 unless the Holder or Holders requesting registration propose to dispose of shares of Registrable Stock having an aggregate expected public offering price (before deduction of underwriting discounts and expenses of sale) of at least $500,000.

                         12.28     The Company shall not be required
to effect a registration pursuant to this Section 0 more frequently than once during any twelve-month period.

The Company shall give prompt written notice to all Holders of the receipt of a request for registration pursuant to this Section 0 and shall provide a reasonable opportunity for other Holders to participate in the registration, provided that if the registration is for an underwritten offering, the terms of paragraph (d) of Section 0 shall apply to all participants in such offering. Subject to the foregoing, the Company will use its best efforts to effect promptly the registration of all shares of Registrable Stock on Form S-3 to the extent requested by the Holder or Holders thereof.

                    12.29 The registration rights granted under this Section 0 shall terminate as to any Holder or permissible transferees or assignee of such rights if such person (a) holds one percent (1%) or less of the outstanding shares of Common Stock of the Company on a fully diluted, as if converted basis, and (b) would be permitted to sell all of the Registrable Stock held by it pursuant to Rule 144(k).

12.30          Cooperation by Prospective Sellers.

                    12.31 Each prospective seller of Registrable Stock, and each underwriter designated by a majority in interest of the requesting Holders, will furnish to the Company such information as the Company may reasonably require from such seller or underwriter in connection with the registration statement (and the prospectus included therein).

                    12.32     Failure of a prospective seller of
Registrable Stock to furnish the information and agreements described in this Section 0 shall not affect the obligations of the Company under this Section 0 to remaining sellers who furnish such information and agreements unless, in the reasonable opinion of counsel to the Company or the underwriters, such failure impairs or may impair the viability of the offering or the legality of the registration statement or the underlying offering.

                    12.33 The Holders holding shares included in the registration statement will not (until further notice) effect sales thereof after receipt of telegraphic or written notice from the Company to suspend sales to permit the Company to correct or update a registration statement or prospectus; but the obligations of the Company with respect to maintaining any registration statement current and effective shall be extended by a period of days equal to the period such suspension is in effect unless (i) such extension would result in the Company's inability to use the financial statements in the registration statement initially filed pursuant to the Holder or Holders' request, and (ii) such correction or update did not result from the Company's acts or failures to act.

                    At the end of the period during which the Company is obligated to keep the registration statement current and effective as described in paragraph (b) of Section 0 (and any extensions thereof required by the preceding sentence), the Holders holding shares included in the registration statement shall discontinue sales of shares pursuant to such registration statement upon receipt of notice from the Company of its intention to remove from registration the shares covered by such registration statement which remain unsold, and such Holders shall notify the Company of the number of shares registered which remain unsold immediately upon receipt of such notice from the Company.

12.34          Expenses of Registration.

                    All expenses incurred in effecting any
registration pursuant to Sections 0, 0 and 0 including, without limitation, all registration and filing fees, printing expenses, expenses of compliance with blue sky laws, fees and disbursements of counsel for the Company, expenses, fees and disbursements of one special counsel retained by the Holders which shall be Pepper, Hamilton & Scheetz, Gardere & Wynne, or other special counsel reasonably acceptable to the Company and expenses of any audits incidental to or required by any such registration, shall be borne by the Company, except (a) that all expenses, fees and disbursements of any additional counsel retained by the Holders and all underwriting discounts and commissions shall be borne by the Holders of the securities registered pursuant to such registration, pro rata according to the quantity of their securities so registered; and (b) the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 0 if the registration request is subsequently withdrawn at the unilateral written request, not concurred in by the Company, of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to demand registration pursuant to Section 0; provided, however, that if immediately prior to the time of such withdrawal, the Holders have learned of a materially adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 0.

12.35          Indemnification.

                    12.36 To the extent permitted by law, the Company will indemnify and hold harmless each Holder requesting or joining in a registration, each agent, officer and director of such Holders, each person controlling (within the meaning of Section 15 of the Securities Act) such Holder and each underwriter and selling broker of the securities so registered (collectively, "Indemnitees") against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document incident to any registration, qualification or compliance (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation (or alleged violation) by the Company of the Securities Act, the Exchange Act or state securities laws or any rule or regulation promulgated under the Securities Act, the Exchange Act or a state securities law, in each case applicable to the Company, and will reimburse each such Indemnitee for any legal and any other fees and expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, provided, however, that the Company will not be liable to any Indemnitee in any such case to the extent that any such claim, loss, damage, liability or action is caused by any untrue statement or omission so made in strict conformity with written information furnished to the Company by an instrument duly executed by such Indemnitee and stated to be specifically for use therein, or if such claim, loss, damage, liability or action resulted from such Indemnitee's intentional fraud, willful misconduct or gross negligence and except that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement becomes effective or in the amended prospectus filed with the Commission pursuant to Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any underwriter, or any Indemnitee if there is no underwriter, if a copy of the Final Prospectus was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act; provided, further, that this indemnity shall not be deemed to relieve any underwriter of any of its due diligence obligations; provided, further, that the indemnity agreement contained in this subsection 0(a) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld.

                    12.37 To the extent permitted by law, each Holder requesting or joining in a registration and each underwriter and selling broker of the securities so registered will indemnify and hold harmless the Company and its officers and directors and each person, if any, who controls any thereof within the meaning of
Section 15 of the Securities Act and their respective successors against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document incident to any registration, qualification or compliance (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and will reimburse the Company and each other person indemnified pursuant to this paragraph (b) for any legal and any other fees and expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, provided, however, that this paragraph (b) shall apply only if (and only to the extent that) such statement or omission was made in reliance upon and in strict conformity with written information (including, without limitation, written negative responses to inquiries) furnished to the Company by an instrument duly executed by such Holder, underwriter or selling broker and stated to be specifically for use in such prospectus, offering circular or other document (or related registration statement, notification or the like) or any amendment or supplement thereto; and except that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement becomes effective or in the Final Prospectus, such indemnity agreement shall not inure to the benefit of (i) the Company and (ii) any underwriter or Holder, if there is no underwriter, if a copy of the Final Prospectus was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act; provided, further, that this indemnity shall not be deemed to relieve any underwriter of any of its due diligence obligations; provided, further, that the indemnity agreement contained in this subsection 0(b) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Holder or underwriter, as the case may be, which consent shall not be unreasonably withheld; and provided, further, that the obligations of such Holders shall be limited to an amount equal to the net proceeds received by such Holder from the sale of Registrable Stock in such offering as contemplated herein, unless such claim, loss, damage, liability or action resulted from such Holder's intentional fraudulent misconduct.

                    12.38 Each party entitled to indemnification hereunder (the "indemnified party") shall give notice to the party required to provide indemnification (the "indemnifying party") promptly after such indemnified party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the indemnifying party (at its expense) to assume the defense of any claim or any litigation resulting therefrom, provided that counsel for the indemnifying party, who shall conduct the defense of such claim or litigation, shall be reasonably satisfactory to the indemnified party, and the indemnified party may participate in such defense at such party's expense, and provided further that the omission by any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 0 except to the extent that the omission results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of the failure to give notice. No indemnifying party, in the defense of any such claim or litigation, shall consent, except with the consent of each indemnified party, to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

                    12.39     The reimbursement required by this
Section 0 shall be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

                    12.40     The obligation of the Company under
this Section 0 shall survive the completion of any offering of Registrable Stock in a registration statement under this Section 0, or otherwise.

12.41          Rights that may be Granted to Subsequent RRGC.

                    12.42 Within the limitations prescribed by this paragraph (a), but not otherwise, the Company may grant to subsequent investors in the Company the right of registration. Such rights may be granted with respect to (i) registrations actually requested by Initiating Holders pursuant to Section 0, but only in respect of that portion of any such registration as remains after inclusion of all Registrable Stock requested by Holders, (ii) registrations initiated by the Company, and (iii) registrations initiated by such subsequent investors. With respect to registrations which are for underwritten public offerings, "available portion" shall mean the portion of the underwritten shares that is available as specified in clauses (i) and (ii) of the third sentence of this paragraph (a). Shares not included in such underwriting shall not be registered.

                    12.43 The Company may not grant to subsequent investors in the Company rights of registration upon request (such as those provided in Sections 0 and 0) unless (i) all Holders are given enforceable contractual rights to participate in registrations requested by such subsequent investors to the same extent as such subsequent investors could participate under Sections 0 and 0, such participation to be on a pro-rata basis, and subject to the limitations, described in the final three sentences of paragraph (a) of this Section 0, (ii) such rights shall not become effective prior to 90 days after the effective date of the registration pursuant to
Section 0, and (iii) such rights shall not be more favorable than those granted to RRGC, including rights regarding cutback provisions.

12.44 Transfer of Registration Rights. The registration rights granted to RRGC under this Section 0 may be transferred but only to (i) a transferee who shall acquire not less than 200,000 shares of Registrable Stock, as adjusted for stock splits, stock dividends, and other recapitalization events, (ii) affiliates of RRGC, and (iii) partners of RRGC's general partner (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Stock by gift, will or intestate succession) if all such transferees or assignees agree in writing to appoint a single representative as their attorney in fact for the purpose of receiving any notices and exercising their rights under this Section 0.

12.45 "Stand-Off" Agreement. In consideration for the Company performing its obligations under this Section 0, RRGC, on behalf of itself and any of its successors or assigns, agrees for a period of time (not to exceed 120 days) from the effective date of any registration (other than a registration effected solely to implement an employee benefit plan) of securities of the Company (upon request of the Company or of the underwriters managing an underwritten offering of the Company's securities) not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Stock or any other stock of the Company held by RRGC, other than shares of Registrable Stock included in the registration, without the prior written consent of the Company or such underwriters, as the case may be, provided that all officers and directors of the Company and each holder of more than 5% of the outstanding Common Stock shall enter into similar agreements.

12.46 Delay of Registration. RRGC shall have no right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 0.


                           Article 13

                          Definitions

               As used herein, the following terms have the following respective meanings:

               Acquired Stock: means any outstanding warrant received by RRGC upon prepayment of the Note (a "Warrant"), and any Common Stock held by RRGC or its transferee obtained upon conversion of the Note or exercise of a Warrant.

               Affiliate: as applied to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person; in any event, however, always excluding RRGC.

               Affiliated Company:  the meaning specified in Section
3.13.

               Banking Day: any day, excluding Saturday and Sunday and excluding any other day which shall be in Denver, Colorado, a legal holiday or a day on which banking institutions are authorized by law to close.

               Capital Expenditure: any payment made directly or indirectly for the purpose of acquiring or constructing fixed assets, real property or equipment which in accordance with GAAP would be added as a debit to the fixed asset account of the Person making such expenditure, including, without limitation, amounts paid or payable under any conditional sale or other title retention agreement or under any lease or other periodic payment arrangement which is of such a nature that payment obligations of the lessee or obligor thereunder would be required by generally accepted accounting principles to be capitalized and shown as liabilities on the balance sheet of such lessee or obligor.

               Capital Lease: any lease of property (real, personal or mixed) which, in accordance with GAAP, should be capitalized on the lessee's balance sheet or for which the amount of the asset and liability thereunder as if so capitalized should be disclosed in a note to such balance sheet.

               Charge and Debt Ratio:  the meaning specified in
Section 7.4.

               Closing:  the meaning specified in Section 2.1.

               Closing Date:  the meaning specified in Section 2.1.

               Code:  the meaning specified in Section 3.13.

               Common Stock: the common stock, par value $0.001, of the Company.

               Company: the meaning specified at the beginning of this Agreement.

               Consents:  the meaning specified in Section 3.12.

               Convertible Note:  the meaning specified in Section 1.2

               ERISA:  the meaning specified in Section 3.13.

               Event of Default:  the meaning specified in Section 11.1.

               Financial Statements:  the meaning specified in
Section 3.6.

               Forms S-1, S-2 and S-3:  the meaning specified in
Section 12.1.

               GAAP: generally accepted accounting principles consistently applied.

               Hazardous Material: means any substance presently or hereafter listed, defined, designated or classified as hazardous, toxic, radioactive or which is otherwise regulated under any Environmental Law. It includes, without limitation, any toxic waste, pollutant, contaminate, hazardous substance, toxic substance, hazardous waste, and radioactive material. "Environmental" Law means any federal, state, local or other statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning the (1) protection, preservation or restoration of the environment or to human health and safety or (2) the exposure to, or the use, storage, recycling, treatment, generation, transportation, handling, release or disposal of hazardous material. It includes, without limitation the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Resource Conservation and Recovery Act of 1976, each as amended, or any state counterpart thereof.

               Holder:  the meaning specified in Section 0.1.

               Indebtedness: as applied to any Person, (i) all items (except items of capital or surplus or of retained earnings) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of the balance sheet of such Person as of the date of which Indebtedness is to be determined, including any Capital Lease, (ii) all indebtedness secured by any mortgage, pledge, lien or conditional sale or other title retention agreement to which any property or asset owned or held by such Person is subject, whether or not the indebtedness secured thereby shall have been assumed, and (iii) all indebtedness of others which such Person has directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), discounted or sold with recourse or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which such Person has agreed to supply or advance funds (whether by way of loan, stock purchase, capital contributions or otherwise) or otherwise to become directly or indirectly liable. Indebtedness shall not include payment of Preferred Stock dividends.

               Indemnitees:  the meaning specified in Section 12.11.

               Initiating Holders:  the meaning specified in Section
12.2.

               Intellectual Property:  the meaning specified in
Section 3.15.

               Investment Documents: collectively, the Investment Agreement, the Note, the Security Agreement, the Pledge Agreement, the Stockholders' Agreement, the SBA Documents and all certificates and agreements delivered by the Company in connection herewith and with such other agreements.

               RRGC: the meaning specified at the beginning of this Agreement, including their permitted successors and assigns.

               Licenses:  the meaning specified in Section 0.

               Loan:  the meaning specified in the Recitals.

               Non-Convertible Note:  the meaning specified in
Section 1.2.

               Notes:  the meaning specified in Section 1.2.

               Notice Period:  the meaning specified in Section 12.2.

               Officers: the meaning specified in Section 3.17.

               Operating Cash Flow:  the meaning specified in Section
7.2.

               Operating Lease: any lease, including a lease with an option to purchase, other than a Capital Lease.

               Other Shareholders:  the meaning specified in Section
12.4.

               PBGC:  the meaning specified in Section 6.6.

               Permitted Subsidiary:  the meaning specified in
Section 6.6.

               Person: a corporation, an association, a partnership, a limited liability company, a joint venture, a trust, an organization, a business, an individual, a government or political subdivision thereof, a governmental agency or any other legal entity.

               Principal Stockholder:  the meaning specified in
Section 3.2.

               Property:  the meaning specified in Section 3.14.

               Qualified Public Offering:    a secondary public
offering of the Company's Common stock which results in net proceeds to the Company of at least $15,000,000.

               Register, Registered and Registration: the meaning specified in Section 12.1.

               Registration Rights Agreement: the meaning specified in Section 4.7.

               Required Demand Amount:  the meaning specified in
Section 12.1.

               Rule 144(k):  the meaning specified in Section 12.4(f).

               SBIC Act:  the meaning specified in Section 9.1.

               SBA Documents:  the meaning specified in Section 4.3.

               Schaden:  Richard E. Schaden.

               Schadens:  Richard E. Schaden and Richard F. Schaden.

               Schaden Shares:  the meaning specified in
Section 1.5(b).

               SEC: the meaning specified in Section 10.1(g)

               Securities Act:  Securities Act of 1933, as amended.

               Senior Indebtedness:  the meaning specified in Section
1.3.

               Senior Lender:  the meaning specified in Section 1.3.

               Small Business Concern:  the meaning specified in
Section 9.2.

               Stockholders Agreement:  the meaning specified in
Section 4.7.

               Subsidiary: any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the outstanding voting stock (or equivalent interest) is at the time owned by the Company or by one or more Subsidiaries or by the Company and one or more
Subsidiaries.

               Valuator: a member of an accounting, appraisal or investment banking firm of nationally recognized standing or other person with demonstrable skills which qualifies them to value the business of the Corporation.

               Valuation Procedure: the following procedure for determining the fair value of Common Stock or Warrants to be acquired by the Company (the "Redeemed Securities"): (a) upon the event triggering the need to determine the fair value of the Redeemed Securities ("Valuation Notice"), the Company and Holder whose Redeemed Securities are being valued (the "Selling Person") shall attempt to agree on a mutually acceptable Valuator to value the Redeemed Securities, and if such parties agree on a Valuator within ten days following the receipt of the Valuation Notice, such Valuator shall, on or before twenty days following the date it is appointed, determine the fair value of the Redeemed Securities, and such determination shall be binding upon the Company and the Selling Person; (b) in the event the Company and Selling Person are unable to agree upon a mutually acceptable Valuator within ten days following the date of the receipt of the Valuation Notice, on the expiration of such ten-day period the Company and the Selling Person shall each appoint a Valuator to value the Redeemed Securities. Within twenty days following the date they are appointed, the Valuators appointed by the Company and the Selling Person shall determine the fair value of the Redeemed Securities. In the event the value determined by the Company's Valuator is within 5% of the value determined by the Selling Person's Valuator, the fair value for purposes of this Agreement shall be the average of the values determined by such Valuators and such determination shall be binding upon the Company and the Selling Person. In the event the value determined by the Company's Valuator is not within 5% of the value determined by the Selling Person's Valuator, such Valuators shall in turn appoint a third Valuator who shall, within twenty days following the date it is appointed, determine the fair value of the Redeemed Securities. The value which is neither the lowest nor the highest of the values determined by the three Valuators shall be the fair value of the Redeemed Securities for purposes of this Agreement and shall be binding on the Company and the Selling Person. In the event either the Company or the Selling Person fails to timely appoint a Valuator, such failing party shall be deemed to have waived its rights to appoint a Valuator, and the Valuator appointed by the other party shall determine the fair value for purposes of this Agreement, which determination shall be binding upon the Selling Person and the Company. The costs of any mutually agreeable Valuator referred to in
(a) above and of the third Valuator referred to in (b) above shall be paid equally by the Company and the Selling Person. The Selling Person shall pay all costs of the Valuator appointed by the Selling Person pursuant to (b) above and the Company shall pay all cost of the Valuator so appointed by it.

The Valuators shall use the following valuation guidelines:

(1) The Corporation shall be valued based upon the higher of its value as a going concern or upon its liquidation.

(2) The Redeemed Securities shall be valued without discount for illiquidity, lack of marketability, or minority holding.

Notwithstanding the foregoing, if the Company's Common Stock has had an average trading volume of 30,000 shares per day over the last twenty (20) days, excluding trading initiated by the Principal Stockholders, then the fair value of the Company shall be determined based on the average closing prices over those same twenty (20) days.

               Warrants: the meaning specified in the definition of Acquired Stock.


                           Article 14

                Taxes and Fees; Indemnification

14.1 Taxes, Placement Fee. Whether or not the transactions contemplated hereby shall be consummated, the Company agrees to pay all taxes and fees (including interest and penalties), including, without limitation, all recording and filing fees, transfer and documentary stamp and similar taxes, which may be payable in respect of the execution and delivery of the Investment Documents (including any amendment, consent or waiver hereafter requested by the Company hereunder or thereunder) and to indemnify RRGC and hold RRGC harmless against any loss or liability resulting from non-payment or delay in payment of any such tax. The Company shall also pay any private placement fees assessed by the State of Texas or any subdivisions thereof. Notwithstanding the foregoing, this section does not apply to income taxes or other taxes measured by income of RRGC.

14.2 Indemnification. The Company will indemnify RRGC, its general and limited partners, and their its directors, officers and employees and each other Person, if any, who controls RRGC and will hold RRGC and such other Persons harmless from and against any and all claims, damages, losses, liabilities, judgments and expenses (including without limitation all reasonable fees and expenses of counsel and all expenses of litigation or preparation therefor) which RRGC or such other Persons may incur or which may be asserted against RRGC or such other Persons in connection with or arising out of any investigation, litigation or proceeding involving the Company or any stockholder or any Affiliate of the Company or any such stockholder (including compliance with or contesting of any subpoenas or other process issued against RRGC, or any director, officer or employee of RRGC or any Person, if any, who controls RRGC in any proceeding involving the Company or any stockholder or any Affiliate of the Company or any such stockholder), whether or not RRGC is party thereto, other than claims, damages, losses, liabilities, expenses or judgments with respect to any matter as to which RRGC or such other Person seeking indemnity shall have been finally adjudicated to have acted with willful misconduct or gross negligence. Promptly upon receipt by any indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the Company hereunder, notify the Company in writing of the commencement thereof.


                           Article 15

                            Waivers

15.1 Waivers. RRGC's failure to insist upon the strict performance of any term, condition or other provision of any Investment Document, or to exercise any right or remedy hereunder or thereunder shall not constitute a waiver by RRGC of any such term, condition or other provision or default or Event of Default in connection therewith; and any waiver of any such term, condition or other provision or of any such default or Event of Default shall not affect or alter any Investment Document and each and every term, condition and other provision of the Investment Documents shall, in such event, continue in full force and effect and shall be operative with respect to any other then existing or subsequent default or Event of Default in connection therewith.


                           Article 16

                         Miscellaneous


16.1 Waivers and Amendments. This Agreement may be amended only by the written consent of RRGC and the Company. The terms of this Agreement may be waived only by a statement in writing signed by the party against whom enforcement of the waiver is sought.

16.2 Lost Notes, Warrants or Stock Certificates. Upon receipt of an affidavit of loss of a Note, a Warrant or any stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity agreement from RRGC reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Note, Warrant or stock certificate, the Company will make and deliver a new Note, Warrant or stock certificate, or like tenor, in lieu of the lost, stolen, destroyed or mutilated Note, Warrant or stock certificate.

16.3 Notices. All notices and other communications hereunder shall be in writing and shall be delivered by facsimile where confirmation or receipt by the receiving party's receiver can be documented, or personally delivered by hand or by reputable overnight courier or mailed by first class certified or registered mail, postage prepaid, as follows:

               (a)  If to RRGC:

                         Retail & Restaurant Growth Capital, L.P.
                         10000 N. Central Expressway
                         Suite 1060
                         Dallas, Texas  75231
                         ATTN:  Eric Lawrence
                         Facsimile Number: 214/750-0060

                    with a copy to:

                         Michael B. Staebler, Esq.
                         Pepper, Hamilton & Scheetz
                         100 Renaissance Center
                         Suite 3600
                         Detroit, MI  48243
                         Facsimile Number: 313/259-7926

               (b)  If to the Company:

                         The Quizno's Corporation
                         7555 East Hampden Avenue
                         Suite 601
                         Denver, CO  80231
                         Attn:  Richard E. Schaden
                         Facsimile Number: 303/368-9454

                    with a copy to:

                         Lyle B. Stewart, Esq.
                         Ballard, Spahr, Andrews & Ingersoll
                         1225 l7th Street, Suite 2300
                         Denver, CO 80202
                         Facsimile Number 303/296-3956


or to such other address or addresses as the party to whom such notice is directed may have designated in writing to the other party hereto. A notice shall be deemed to have been given upon receipt by the party to whom such notice is directed, or, if receipt is refused, on the day on which delivery was attempted.

16.4 Fees and Expenses. Subject to Section 0, the Company shall reimburse RRGC for up to $50,000 of fees and expenses (including but not limited to legal fees, advisory and consulting fees, travel and communication expenses, and reproduction costs) incurred in connection with the transactions contemplated by this Agreement. Subject to Section 0, the Company shall also reimburse RRGC for all reasonable costs incurred in amending, modifying, or enforcing this Agreement.

16.5 Calculations. Calculations hereunder shall be made and financial data required hereby shall be prepared, both as to classification of items and as to amounts, in accordance with generally accepted accounting principles and practices which principles and practices shall be consistently applied and in conformity with those used in the preparation of the financial statements referred to herein.

16.6 Survival of Agreements. This Agreement shall inure to the benefit of RRGC and its successors and assigns including any subsequent holder or holders of the Note or other Acquired Stock, as the case may be, and the terms RRGC, shall include any such holder or holders whenever the context permits. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the making of the Loan hereunder.

16.7 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument. The parties may deliver execution copies of this Agreement by delivery of signature pages by fax transmission, provided that such delivery is thereafter followed, within a reasonable time, with delivery of originally executed signature pages.

16.8 Entire Agreement. This Agreement, together with the Investment Documents, constitutes the entire contract between the parties hereto and shall supersede and take the place of any other instrument purporting to be an agreement of the parties hereto relating to the transactions contemplated hereby.

16.9           Governing Law; Jurisdiction; Waiver of Jury Trial.
This Agreement and each of the other Investment Documents, including the validity hereof and thereof and the rights and obligations of the parties hereunder and thereunder, shall be construed in accordance with and governed by the laws of the State of Texas (without regard to its choice of law provisions). The Company, to the extent that it may lawfully do so, hereby consents to service of process, and to be sued, in the State of Texas and consents to the jurisdiction of the courts of Dallas County, Texas, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of its obligations hereunder or under the Note or with respect to the transactions contemplated hereby or thereby, and expressly waives any and all objections it may have as to venue in any such courts. The Company further agrees that a summons and complaint commencing an action or proceeding in any of such courts shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to it at its address provided in Section 0 or as otherwise provided under the laws of the State of Texas. The Company and RRGC irrevocably waive all right to a trial by jury in any proceeding hereafter instituted by or against the Company or RRGC, as applicable, in respect of the Investment Documents or any other documents executed in connection herewith or therewith.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth.

                         THE QUIZNO'S
                         CORPORATION, a Colorado corporation


                         By:  /s/ Richard E. Schaden


                         Its: President


                         RETAIL AND RESTAURANT
                         GROWTH CAPITAL, L.P., a Delaware limited partnership


                                                  By:  Retail &
                              Restaurant Growth Capital, L.P., a
                              Texas limited partnership, its general
                              partner

                                                  By:  Retail &
                              Restaurant Growth Management, Inc., a
                              Texas corporation, its general partner


By:          /s/ Raymond C. Hemming

                         Its: COB/CEO